                                                                   EXHIBIT 10.14

                                   SUBLEASE

NOTE: This Sublease document is being used as a Sub-sublease document. Therefore, the terms "sublease", "sublessor" and "sublessee" will often be used as "sub-sublease", "sub-sublessor" and sub-sublessee", respectively.

1.   PARTIES.

This Sublease, dated October 20, 1997, is made between E.I. du Pont de Nemours and Company, a Delaware corporation (Sublessor"), and Lintronic Industries, a California corporation ("Sublessee").

2.   MASTER LEASE.

Sublessor is the Sub-lessee under a written lease dated February 21, 1991, wherein Koll Tower Four Associates, a California limited partnership ("Lessor") leased to Lessee Hadson Power Systems, a Delaware corporation, the real property located in the City of Irvine, County of Orange, State of California, described as portions of that certain 16-story office building located at 2030 Main Street, Irvine, California, as identified in the Master Lease as the "Premises" ("Master Premises"). Said lease has been amended by the following amendments that certain Sublease dated April 7, 1995 by and between Hadson Power Systems ("Hadson")*, a Delaware corporation and E.I. du Pont de Nemours and Company (as existing "Sublessor"); said lease and amendments are herein collectively referred to as the "Master Lease" and are attached hereto as Exhibit "A".

*Hadson Systems is now LG & E Energy Systems, Inc., a Kentucky Corporation

3.   PREMISES.

Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the following portions of the Master Premises ("Premises"): approximately 11.912 rentable square feet as identified as Exhibit One to the sublease and further identified as 2030 SE Main Street, Suite 1250, Irvine, California.

4.   WARRANTY BY SUBLESSOR.

Sublessor warrants and represents that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

5.   TERM.

The Term of this Sublease shall commence on November 1, 1997 ("Commencement Date"), or when Lessor consents to this Sublease (if such consent is required under the Master Lease), whichever shall last occur, and end on September 17, 2001 ("Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Sublease. In the event the Term commences on a date other than the Commencement Date, Sublessor and Sublessee shall execute a memorandum setting forth the actual date of the commencement of the Term.

Possession of the Premises ("Possession") shall be delivered to Sublessee on the commencement of the Term. If for any reason Sublessor does not deliver Possession to Sublessee on the commencement of the Term, Sublessor shall not be subject to any liability for such failure, the Termination Date shall not be extended by the delay, and the validity of this Sublease shall not be impaired, but rent shall abate until delivery of Possession. Notwithstanding the foregoing, if Sublessor has not delivered Possession to Sublessee within thirty
(30) days after the Commencement Date, then at any time thereafter and before delivery of Possession, sublessee may give written notice to Sublessor of Sublessee's intention to cancel this Sublease. Said notice shall set forth an effective date for such cancellation which shall be at least ten (10) days after delivery of said notice to Sublessor. If Sublessor delivers Possession to Sublessee on or before such effective date, this Sublease shall remain in full force and effect. If Sublessor fails to deliver Possession to Sublessee on or before such effective date, this Sublease shall be cancelled, in which case all consideration previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of no further force and effect, and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation. If Sublessor permits Sublessee to take Possession prior to the commencement of the Term, such early Possession shall not advance the Termination Date and shall be subject to the provisions of this Sublease, including without limitation the payment of rent.

6.    RENT.

6.1. Minimum Rent. Sublessee shall pay to Sublessor as minimum rent, without deduction, setoff, notice, or demand, at E.I. du Pont de Nemours, Attn:
Corporate Real Estate, 1007 Market Street, D12048A, Wilmington, DE 19898, or at such other place as Sublessor shall designate from time to time by notice to Sublessee, the sum of See Addendum One Dollars ($_________) per month, in advance on the first day of each month of the Term. Sublessee shall pay to Sublessor upon execution of this Sublease the sum of Twenty Thousand Two Hundred Fifty and 40/100ths Dollars ($20,250.40) as rent for the first month. If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial months shall be prorated on a per diem basis. Additional provisions: See attached Addendum One

6.2. Operating Costs. If the Master Lease requires Sublessor to pay to Lessor all or portion of the expenses of operating the building and/or project of which the Premises are a part ("Operating Costs"), including but not limited to taxes, utilities, or insurance, then Sublessee shall pay to Sublessor as additional rent seventy and 24/100ths percent (70.24%) of the amounts payable by Sublessor for Operating Costs incurred during the Term. Such [illegible text] shall be payable as and [illegible text] Operating Costs are payable by Sublessor to Lessor if the Master Lease provides for the payment by Sublessor of Operating Costs on the basis of an estimate thereof, then as and when adjustments when estimated and actual Operating Costs are made under the Master Lease, the obligations of Sublessor and Sublessee hereunder shall be adjusted in a like manner, and if any such adjustment shall occur after the expiration of earlier termination of the term, then the obligations of Sublessor and Sublessee under this Section 6.2 shall survive such expiration or termination. Sublessor shall, upon request by Sublessee, furnish Sublessee with copies of all statements submitted by Lessor of actual or estimated Operating Costs during the Term.

7.   SECURITY DEPOSIT.

Sublessee shall deposit with Sublessor upon execution of this Sublease the sum of Twenty Thousand Two Hundred Fifty and 40/100ths Dollars ($20,250.40) as security for Sublessee's faithful performance of Sublessee's obligations hereunder ("Security Deposit"). If Sublessee fails to pay rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within ten (10) days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this Sublease. Sublessor shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. In the event Sublessor assigns its interest in this Sublease, Sublessor shall deliver to its assignee so much of the Security Deposit as is then held by Sublessor. Within ten (10) days after the Term has expired, or Sublessee has vacated the Premises, or any final adjustment pursuant to Subsection 6.2 hereof has been made, whichever shall last occur, and provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not theretofore been applied by Sublessor, shall be returned to Sublessee or to the last assignee, if any, of Sublessee's interest hereunder.

8.   USE OF PREMISES.

The Premises shall be used and occupied only for sales, consulting and related general office functions, and for no other use or purpose.

9.   ASSIGNMENT AND SUBLETTING.

Sublessee shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sublessor (and the consent of Lessor, if such is required under the terms of the Master Lease).

10.  OTHER PROVISIONS OF SUBLEASE.

All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder, and the Premises the Master Premises, except for the following:

See attached Addendum One to the Sublease

Sublessee assumes and agrees to perform the lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 6 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

11.  ATTORNEYS' FEES

If Sublessor, Sublessee, or Broker shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

12.  AGENCY DISCLOSURE.

Sublessor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except: CB COMMERCIAL REAL ESTATE GROUP, INC., who represents Sublessor and Sublessee. In the event that CB COMMERCIAL REAL ESTATE GROUP, INC. represents both Sublessor and Sublessee, Sublessor and Sublessee hereby confirm that they were timely advised of the dual representation and they consent to the same, and that they do not expect said broker to disclose to either of them the confidential information of the other party.

13.  COMMISSION.

Upon execution of this Sublease, and consent thereto by Lessor (if such consent is required under the terms of the Master Lease), Sublessor shall pay Broker a real estate brokerage commission in accordance with Sublessor's contract with Broker for the subleasing of the Premises, if any, and otherwise in the amount of (Per separate agreement) Dollars ($_________) for services rendered in effecting this Sublease. Broker is hereby made a third party beneficiary of this Sublease for the purpose of enforcing its right to said commission.

14.  NOTICES.

All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Sublessor shall be sent by United States Mail, postage prepaid, addressed to the Sublessee at the Premises, and to the address hereinbelow, or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be sent by

United States Mail, postage prepaid, addressed to the Sublessor at the address set forth herein, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee.

To Sublessor: E.I. du Pont de Nemours and Company, Corporate Real Estate, D12048A, 1007 Market Street, Wilmington, Delaware 19898.

To Sublessee: Lintronic Industries, 2030 SE Main Street, Suite 1250, Irvine, CA 92714.

15.  CONSENT BY LESSOR.

THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY LESSOR WITHIN 10 DAYS AFTER EXECUTION HEREOF, IF SUCH CONSENT IS REQUIRED UNDER THE TERMS OF THE MASTER LEASE.

16.  COMPLIANCE.

The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment in Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.


Sublessor:  E.I. du Pont de Nemours and     Sublessee: Lintronic Industries, a
            Company, a Delaware             California corporation
            corporation


By:___________________________________      By:   /S/ KRIS SHAH
                                               ---------------------------------

Title: _______________________________      Title:      President
                                                   -----------------------------

Date: ________________________________      Date:     Oct. 24, 1997
                                                  ------------------------------


LESSOR'S AND LESSEE'S CONSENT TO SUBLEASE

The undersigned ("Lessor"), lessor under the Master Lease and the undersigned Lessee hereby consents to the foregoing Sublease without waiver of any restriction in the Master Lease concerning further assignment or subletting. Lessor certifies that, as of the date of Lessor's execution hereof, Sublessor is not in default or breach of any of the provisions of the Master Lease, and that the Master Lease has not been amended or modified except as expressly set forth in the foregoing Sublease.

Lessor: Koll Tower Four Associates,         Lessee: LG & E Energy Systems, Inc.

       a California limited partnership            a Kentucky corporation

By:  __________________________________    By: _________________________________

Title: ________________________________    Title: ______________________________


CONSULT YOUR ADVISORS -- This document has been prepared for approval by your attorney. No representation or recommendation is made by Broker as to the legal sufficiency or tax consequences of this document or the transaction to which it relates. These are questions for your attorney.

In any real estate transaction, it is recommended that you consult with a professional, such as a civil engineer, industrial hygienist or other person, with experience in evaluating the condition of the property, including the possible presence of asbestos, hazardous materials and underground storage tanks.

                                                                   Exhibit 10.14

                                  EXHIBIT ONE

                       [Description of twelfth floor of
                        building with shaded area and
                        non-shaded area. Non-shaded area
                        is labeled as "subject property."
                        The words "Exhibit One" appear
                          at the bottom of the page]

ADDENDUM ONE TO THAT CERTAIN SUBLEASE DATED OCTOBER 20, 1997
BY AND BETWEEN E.I. DU PONT DE NEMOURS AND COMPANY ("DU PONT")
AND LINTRONIC INDUSTRIES ("LINTRONIC")
FOR THE PREMISES LOCATED AT
2030 MAIN STREET, SUITE 1250, IRVINE, CALIFORNIA


BASE RENT:             Months       Rate/Rentable S.F.       Monthly Total
                       1-46         $1.70 Fully Serviced     $20,250.40

TENANT IMPROVEMENTS:   Landlord shall clean the premises and shampoo the carpet.
                       Otherwise, Tenant must accept the premises in its "as is" condition. Any proposed modifications to the suite must have the written approval of Sublessor and Lessor, and shall be at Sublessee's expense.

PARKING:               Du Pont shall make available a maximum of forty-eight
                       (48) in-common unreserved parking spaces to Lintronic at a monthly charge of $30.00 per space per month. Lintronic shall lease a minimum of thirty (30) of these parking spaces for the sublease term. Lintronic shall pay a one-time charge of $10.00 for each parking card issued.

HAZARDOUS MATERIALS:   Du Pont has no knowledge of any toxic or hazardous
                       materials within the proposed sublease premises. Du Pont will not provide any warranties or guarantees or be responsible for any remedies as a result of the presence of any toxic or hazardous materials.

INDEMNITY:             Lintronic shall indemnify and hold Du Pont safe and
                       harmless from and against any and all loss, costs, damages, claims, actions or liability on account of the death of or injury to any person or persons, or the damage to or destruction of any property or pollution arising from or growing out of Lintronic's use and occupancy of the subleased premises, unless caused in whole or in part by the willful misconduct or sole negligence of Du Pont or Lessor.

OPERATING EXPENSES:    Lintronic shall have a 1998 base year. Lintronic shall
                       pay for increases in operating expenses in excess of the 1998 base year, which shall be calculated to reflect 95% occupancy and in accordance with Section 6.2 of the Sublease document.

EARLY OCCUPANCY:     Lintronic shall not commence to pay base rent or operating expenses other than after-hours heating, ventilation and air conditioning until November 18, 1997 regardless of Lintronic's actual occupancy date. Lintronic will be responsible for parking charges during its early occupancy.
                     In the event Lintronic cannot occupy the Premises prior to November 17, 1997, and the delay in occupancy is through no fault of Lintronic, then rent shall commence one (1) business day after all approvals have been obtained from all parties to this Sublease.

FURNITURE:           Du Pont shall allow Tenant to utilize the private office,
                     conference room, reception area and modular furniture systems in place within the premises as of October 20, 1997 hereinafter referred to as Furniture. By signing below, Lintronic acknowledges that it has inspected and accepts the Furniture with respect to quantity and quality. As a condition of utilizing said Furniture, Lintronic and Du
                     Pont shall comply with the following:

                     a. Lintronic shall deposit $30,000 as a non-refundable deposit towards the purchase of the Furniture.

                     b. Lintronic's deposit will be retained by Du Pont until the expiration of the sublease term and then applied together with a rental credit of $595.60 per month ($.05 per rentable square foot per month) towards the purchase price for a total rental credit of $27,397.60.

                     c. Du Pont will convey title to the Furniture to Lintronic for $1.00 at the end of the sublease term. Title shall be conveyed by a bill of sale prepared by Du Pont.

                     d. Any default of the sublease terms or conditions will result in Lintronic's forfeiture of both the deposit and rental credit paid by Lintronic.

RIGHT TO ASSIGN
SUBLEASE:            Lintronic's rights to sublease or assign all or any portion of the Premises to any other entity or person per the terms of the Master Lease and subject to the approval of Lessor, Lessee and Sublessor.

SIGNAGE: No exterior signage is available from Lessor. All directory and suite signage shall be obtained through the Master Lessor and shall be at Lintronic's cost.

Sublessor:  E.I. du Pont de Nemours and      Sublessee:  Lintronic Industries, a
            Company, a Delaware                          California corporation
            corporation

By: /S/ AUTHORIZED SIGNATORY                 By:    /S/ KRIS SHAH
   ------------------------------------         --------------------------------

Title:  Manager, Corporate Real Estate       Title:      President
       --------------------------------            -----------------------------

By: /S/ NANCY J. McDANIEL                    By:________________________________
   ------------------------------------

Title: Properties Manager                    Title:_____________________________
       --------------------------------

Date:     10/28/97                           Date:     Oct. 24, 1997
     ----------------------------------           ------------------------------


Lessor:     Koll Tower Four Associates,      Lessee: LG & E Energy Systems, Inc.
            a California limited                     a Kentucky corporation
            partnership

By:  Koll Management Services, Inc.,         By: a Delaware Corporation As Agent
   ------------------------------------         --------------------------------

Title: ________________________________      Title: ____________________________

By: /S/ AUTHORIZED SIGNATORY                 BY:________________________________
   ------------------------------------

Title: Portfolio Manager                     Title:_____________________________
      ---------------------------------

Date:      11/7/97                           Date:______________________________
     ----------------------------------

          1st Mo.              20,250.40/mo.
          Sec Dep              20,250.40
          Furniture Dep        30,000.00
          Total                70,500,80

     E.I. Du Pont de Nemours & Co.

LITRONIC INDUSTRIES, INC.
GENERAL ACCOUNT
2950 RED HILL AVE PH 714-545-6649
COSTA MESA, CA 92626

BANK OF YORBA LINDA
COSTA MESA, CALIFORNIA 92626
90-3789-1222

24667
024667

PAY **SEVENTY THOUSAND FIVE HUNDRED DOLLARS & 80 CENTS**
TO THE ORDER OF
E.I. DUPONT DE NEMOURS & COMPANY

DATE 10/24/97

AMOUNT $70,500.80

/S/ Kris Shah
/S/ Nancy R. Mckenna

LITRONIC INDUSTRIES, INC.

24667
024667

DATE
10/24/97

INVOICE NO.

COMMENT

AMOUNT
70,500.80

DISCOUNT

NET AMOUNT
$70,500.80

CHECK: 024667

10/24/97

E.I. DUPONT DE NEMOURS & CO.

TOTAL: $70,500.80

                AMENDMENT NO. 1 TO OFFICE BUILDING SUB-SUBLEASE

This Amendment No. 1 to the Office Building Sub-sublease (the "Amendment") is made as of this 24 day of November 1997 by and between E. I. du Pont de Nemours and Company, a Delaware corporation ("Sublessor") and Lintronic Industries, a California Corporation ("Sublessee").

Sublessor and Sublessee are parties to that certain Office Building Sub-sublease dated October 20, 1997 (the "Sub-sublease") pursuant to which Sublessor sub-subleases to Sublessee that certain space identified as 11,912 rentable square feet in 2030 Main Street, Suite 1250, Irvine, California.

Sublessor and Sublessee agree to amend the Sub-sublease as follows:

1.   Rent Commencement Date:  Rent shall start November 24, 1997 and will continue through September 17, 2001.

Except as herein provided, all other terms and conditions of the Sub-sublease shall be in full force and effect.

Sublessor:                              Sublessee:

E.I. duPont de Nemours and Company,     Lintronic Industries,
a Delaware corporation                  a California corporation

By:________________________________     By:  /s/ Kris Shah
                                           -------------------------------------

Title:_____________________________     Title: President
                                              ----------------------------------

Date:______________________________     Date:  Dec. 1, 97
                                             -----------------------------------

                                   EXHIBIT A


                             OFFICE BUILDING LEASE

                                    BETWEEN

                          KOLL TOWER FOUR ASSOCIATES,
                       A CALIFORNIA LIMITED PARTNERSHIP

                                   LANDLORD

                                      AND




                             HADSON POWER SYSTEMS,
                            A DELAWARE CORPORATION

                                    TENANT

                             OFFICE BUILDING LEASE


                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----
   1.   TERMS AND DEFINITIONS .......................................         1
   2.   PREMISES AND COMMON AREAS LEASED ............................         3
   3.   TERM ........................................................         7
   4.   POSSESSION ..................................................         7
   5.   ANNUAL BASIC RENT ...........................................         8
   6.   RENT ADJUSTMENT .............................................        11
   7.   SECURITY DEPOSIT ............................................        22
   8.   USE .........................................................        23
   9.   NOTICES .....................................................        25
  10.   BROKERS .....................................................        26
  11.   HOLDING OVER ................................................        26
  12.   TAXES ON TENANT'S PROPERTY ..................................        26
  13.   CONDITION OF PREMISES .......................................        27
  14.   ALTERATIONS .................................................        28
  15.   REPAIRS .....................................................        30
  16.   LIENS .......................................................        31
  17.   ENTRY BY LANDLORD ...........................................        31
  18.   UTILITIES AND SERVICES ......................................        32
  19.   BANKRUPTCY ..................................................        33
  20.   EXONERATION .................................................        34
  21.   INDEMNIFICATION .............................................        35
  22.   INSURANCE ...................................................        36
  23.   DAMAGE OR DESTRUCTION .......................................        40
  24.   EMINENT DOMAIN ..............................................        44
  25.   DEFAULTS AND REMEDIES .......................................        45
  26.   ASSIGNMENT AND SUBLETTING ...................................        48
  27.   SUBORDINATION ...............................................        52
  28.   ESTOPPEL CERTIFICATE ........................................        54
  29.   LANDLORD ESTOPPEL CERTIFICATE ...............................        55
  30.   RULES AND REGULATIONS .......................................        55
  31.   CONFLICT OF LAWS ............................................        55
  32.   SUCCESSORS AND ASSIGNS ......................................        55
  33.   SURRENDER OF PREMISES .......................................        55
  34.   PROFESSIONAL FEES ...........................................        56
  35.   PERFORMANCE BY TENANT .......................................        56
  36.   MORTGAGEE PROTECTION ........................................        57
  37.   DEFINITION OF LANDLORD ......................................        57
  38.   WAIVER ......................................................        57
  39.   IDENTIFICATION OF TENANT ....................................        58
  40.   PARKING .....................................................        58
  41.   FORCE MAJEURE ...............................................        61
  42.   TERMS AND HEADINGS ..........................................        61
  43.   EXAMINATION OF LEASE ........................................        61

  44.   TIME ........................................................        61
  45.   PRIOR AGREEMENT; AMENDMENTS .................................        61
  46.   SEPARABILITY ................................................        62
  47.   RECORDING ...................................................        62
  48.   LIMITATION ON LIABILITY .....................................        62
  49.   MODIFICATION FOR LENDER .....................................        63
  50.   FINANCIAL STATEMENTS ........................................        63
  51.   QUIET ENJOYMENT .............................................        63
  52.   TENANT AS CORPORATION OR PARTNERSHIP ........................        63
  53.   MOVING EXPENSES .............................................        63
  54.   ATHLETIC CLUE MEMBERSHIP ....................................        64
  55.   OPTION TO EXTEND TERM .......................................        64
  56.   EXPANSION OPTION ............................................        67
  57.   FIRST RIGHT TO LEASE ELEVENTH FLOOR .........................        68
  58.   LANDLORD'S RIGHT TO TERMINATE ...............................        69
  59.   REFURBISHMENT ALLOWANCE .....................................        74
  60.   LEASE REFURBISHMENT AGREEMENT ...............................        75
  61.   ACCESS TO PREMISES ..........................................        75
  62.   SIGNAGE .....................................................        75
  63.   [Intentionally Omitted] .....................................        77
  64.   ABATEMENT OF RENT WHEN TENANT IS PREVENTED
          FROM USING PREMISES .......................................        77
  65.   GUARANTEE ...................................................        77

SIGNATURE PAGES .....................................................        78

EXHIBITS:

A-I            Outline of Floor Plan of Premises
A-II           Parking Facilities
A-III          Site Plan
A-IV           Common Areas
B              Work Letter Agreement
C              Notice of Lease Term Dates and Tenant's Percentage
D              Standards for Utilities and Services
E              Tenant Estoppel Certificate
F              Rules and Regulations
G              Agreement Regarding Existing Lease Obligations
H              Guaranty of Lease
I              Expansion Space

                             OFFICE BUILDING LEASE


     THIS OFFICE BUILDING LEASE ("Lease") is made as of the 21st day of February, 1991, by and between KOLL TOWER FOUR ASSOCIATES, a California limited partnership ("Landlord"), and HADSON POWER SYSTEMS, a Delaware corporation ("Tenant").

     1. TERMS AND DEFINITIONS. For the purposes of this Lease, the following terms shall have the following definitions and meanings:

          (a) Landlord: Koll Tower Four Associates, a California limited partnership

          (b) Landlord's Asset Management Office address (For Rent and Notices)

                       The Koll Company
                       4343 Von Karman Avenue
                       Newport Beach, California 92660
                       Attention: Division Manager

          With a copy to:

                       KCIN FOUR, L.P., a California Limited
                       Partnership
                       c/o The Koll Company
                       4343 Von Karman Avenue
                       Newport Beach, California 92660

          (c) Tenant: Hadson Power Systems, a Delaware corporation

          (d) Tenant's address:

               (i)  Prior to Tenant's occupancy:

                                Hadson Power Systems
                                16845 Von Karman Avenue
                                Irvine, California   92714
                                Attention: President

               (ii) On and After Tenant's occupancy:

                                Hadson Power Systems
                                2030 Main Street
                                Suites 1200-1500,
                                Irvine, California 92714
                                Attention: President


          (g) Premises: Those certain premises defined in Subparagraph 2(a) below.

          (h) Development: The parcel or parcels of real property defined in Subparagraph 2(a) below.

          (i) Premises Area: Approximately _________ subject to final determination in accordance with Subparagraph 2(c) below.

          (l) Tenant Improvement Allowance: _________ Usable Square Foot of the Premises (as determined in accordance with Subparagraph 2(c) below).

          (m) Tenant Improvements: All work performed by Landlord to prepare the Premises for occupancy pursuant to the Work Letter Agreement described in Subparagraph 2(a) below.

          (o) Annual Basic Rent and Monthly Basic Rent: __________________ subject to adjustment pursuant to Paragraph 5(b) below.

          (q) Tenant's Percentage: Tenant's percentage of the Building on a Rentable Square Foot basis, which initially is _____________________, subject to final determination in accordance with Subparagraph 2(c) below.

          (y) Use: General Office Use.

          (w) Building Area: Approximately Three Hundred Forty-Six Thousand Six Hundred Eighty Four (346,684) Rentable Square Feet, subject to final determination in accordance with Subparagraph 2(c) below.

     2. PREMISES AND COMMON AREAS LEASED.

     By taking possession of the Premises for the purpose of conducting its business therein, Tenant accepts the Tenant Improvements as completed or as substantially completed, and in the latter case, Landlord's and Tenant's construction representatives shall compile a list of incomplete and/or corrective items, and Landlord shall complete and/or correct such items within thirty (30) days following completion of such list; provided, however, in the event that a longer period of time is reasonably required for the completion and correction of any such item, Landlord shall proceed with due diligence to complete and/or correct such item as soon as reasonably possible. Tenant acknowledges that the Site Plan is conceptual only with respect to those portions of the Development which have not yet been constructed, and that Landlord shall have no obligation to construct or complete any additional buildings or improvements to the Common Areas (as hereinafter defined) or in any way further develop or improve the Development.

     (b) The parties hereto agree that said "letting and hiring is upon and subject to the terms, covenants and conditions herein set forth and Tenant and Landlord covenant as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.

     (c) The Rentable Square Feet and Usable Square Feet of the Premises and the Rentable Square Feet of the Building shall be determined in accordance with the standards set forth in ANSI Z65.l-1980, as promulgated by the Building Owners and Managers Association ("BOMA Standard"), subject to the following modifications with respect to the determination of the Rentable Square Feet of the Premises: (i) the rentable area of the premises shall include Tenant's Percentage of the total square feet contained in the lobby area on the ground floor of the Building and the other areas of the Building used as Building Common Areas or for Building services including, without limitation, any fire control room, telephone room, mail room, service elevator areas, mechanical rooms on the ground floor and any connecting service corridor, management office, and security office, and (ii) the rentable area of each floor of the Building shall be computed using the average Rentable/Usable Ratio (as defined in the BOMA Standard) for the Building. For purposes of establishing the initial Tenant's Percentage, Operating Expenses Allowance, Annual Basic Rent, Tenant Improvement Allowance, and parking privileges, all as shown in ______________- of this Lease, the approximate Rentable Square Feet of the

Premises is deemed to be as set forth in ________________ the approximate Rentable Square Feet of the Building is deemed to be as set forth in Subparagraph 1(w), and the approximate Usable Square Feet of the Premises is deemed to be ________________. Prior to the Commencement Date, __________________________, Landlord, at Landlord's expense, shall provide Tenant with a certification from Stevenson Systems, Inc. (or another entity reasonably acceptable to Tenant), of the Rentable Square Feet and Usable Square Feet of the Premises and the Rentable Square Feet of the Building, calculated in accordance with the provisions of this Subparagraph 2(c). Within thirty (30) days after the Commencement Date, Tenant shall have the right, at Tenant's sole cost and expense, to cause its architect to confirm the rentable area of the Premises and the Building, and the usable area of the Premises as set forth in such certification. In no event shall any adjustments be made to any such rentable or usable area calculations for the Premises or the Building set forth in such certification unless with respect to the particular rentable or usable area calculation for the Premises or the Building, the calculation made by Stevenson Systems, Inc. (or other entity described above) is in error by more than two percent (2%) of the actual correct measurement. Upon final determination of the rentable and usable areas of the Premises and the rentable area of the Building, as specified above, appropriate adjustments to reflect such measurements shall be made to Tenant's Percentage, Operating Expense Allowance, Annual Basic Rent, Tenant Improvement Allowance, parking privileges and other applicable provisions of the Lease based upon such measurements.

     (d) Tenant shall have the nonexclusive right to use in common with other tenants in the Building and the Development and subject to the Rules and Regulations referred to in Paragraph 30 below and all covenants, conditions and restrictions affecting the Development, the following areas appurtenant to the
Premises:

          (i) The Building's common entrances, lobbies, restrooms, elevators, stairways and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto, and the common pipes, conduits, wires and appurtenant equipment serving the Premises (collectively, "Building Common Areas");

          (ii) Loading and unloading areas, trash areas, parking areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas and similar areas and facilities situated within the Development (collectively, "Common Areas"); and

          (iii) The Parking Facilities.

The current Common Areas are depicted on Exhibit "A-IV" attached to this Lease, and incorporated herein by this reference.

     (e) Landlord reserves for itself and for the owner(s) and operator(s) of the Common Areas, the Parking Facilities and the remaining portions of the Development, the right from time to time without unreasonable interference with Tenant's use or access to the Premises, and without any material increase in Tenant's obligations or costs under the Lease including but not limited to, any increase in Operating Expenses:

          (i) To install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises, and to expand the Building and/or the Parking Facilities;

          (ii) To make changes to the Building Common Areas, the Common Areas and/or the Parking Facilities, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces or parking areas (but, except as otherwise provided in Paragraph 40 below, without reducing the number of parking privileges to which Tenant is entitled hereunder), loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways;

          (iii) To close temporarily any of the Building Common Areas, the Common Areas and/or the Parking Facilities for maintenance purposes so long as reasonable access to the Premises and the parking privileges to which Tenant is entitled pursuant to Paragraph 40 below, remains available;

          (iv) To designate other land outside the boundaries of the Building or the Development to be a part of the Common Areas;

          (v)   To add additional buildings and improvements to the Common
     Areas;

          (vi) To use the Building Common Areas, the Common Areas and/or the Parking Facilities while engaged in making additional improvements, repairs or alterations to the Building, the Parking Facilities, the Development, or any portion thereof; and

          (vii) To do and perform such other acts and make such other changes in, to or with respect to the Building Common Areas, the Common Areas, the Building, the Parking Facilities or the Development as Landlord and/or the owner(s) and/or operator(s) of the Common Areas, the Parking Facilities and the remaining portions of the Development may, in the exercise of sound business judgment, deem to be appropriate.

     3. TERM. The Term of this Lease shall be for the period designated in __________, commencing on the Commencement Date, and ending on the last day of the calendar month in which the expiration of such period occurs, unless the Term hereby demised shall be sooner terminated as hereinafter provided. Each consecutive twelve (12) month period of the Term of this Lease, commencing on the Commencement Date and including the last twelve (12) month period of the Term of this Lease or portion thereof (if the expiration of the Term of this Lease occurs prior to the expiration of such last twelve (12) month period), shall be referred to herein as a "Lease Year". The Commencement Date, the date upon which the Term of this Lease shall end, the Rentable Square Feet within the Premises and the Building and Tenant's Percentage shall be specified in Landlord's Notice of Lease Term Dates and Tenant's Percentage ("Notice"), in the form of Exhibit "C" which is attached hereto and is incorporated herein by this reference, and shall be served upon Tenant as provided in Paragraph 9, after Landlord delivers or tenders possession of the Premises to Tenant. The Notice shall be binding upon Tenant unless Tenant objects to the Notice in writing, served upon Landlord as provided for in Paragraph 9 hereof, within ten (10) business days of Tenant's receipt of the Notice.

     4. POSSESSION. Subject to the terms of Paragraph 8 of the Work Letter Agreement and Tenant Delays, __________________, Tenant agrees that, if Landlord is unable to substantially complete (as defined in Paragraph 8 of EXHIBIT "B") the Tenant Improvements by that date specified in the Work Schedule (as such term is defined in the Work Letter Agreement), this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the expiration date of the above Term be in any way extended, but in such event Tenant shall not be liable for any rent until the Commencement Date. Subject to ___________ Paragraph 8 of

Exhibit "B", if Landlord completes construction of the Tenant Improvements prior to the date scheduled in the Work Schedule, Landlord shall deliver Possession of the Premises to Tenant Upon such completion and the Term of this Lease shall thereupon commence. On or before thirty (30) days prior to Landlord's projected date for substantial completion of the Premises Landlord shall provide Tenant with written notice of such projected substantial completion date. Landlord shall thereafter provide Tenant with reasonable good faith notice of any changes in such projected substantial completion date.

     5. ANNUAL BASIC RENT.

          (a) Tenant agrees to pay Landlord as Annual Basic Rent for the Premises the Annual Basic Rent ___________ (subject to adjustment as hereinafter provided) in twelve (12) equal monthly installments, each in advance on the first day of each calendar month during the Term, except that one (1) full installment of Monthly Basic Rent at the rate of ________ per Rentable Square Foot of the Premises shall be paid upon the execution of this Lease, with such Monthly Basic Rent to be applied as provided in Subparagraph 5(c) below. If the Term of this Lease commences or ends on a day other than the first day of a calendar month, then the rent for such period shall be prorated in the proportion that the number of days this Lease is in effect during such period bears to the actual number of days in such calendar month. In addition to the Annual Basic Rent, Tenant agrees to pay as additional rent the amount of rent adjustments and other charges required by this Lease. All rent shall be paid to Landlord, without prior demand and without any deduction or offset (except as otherwise provided in Paragraph 64 and Exhibit "G"), in lawful money of the United States of America, at the address of ________________________ or to such other person or at such other place as Landlord may from time to time designate in writing. Further, all charges to be paid by Tenant hereunder, including, without limitation, payments for Operating Expenses, insurance, repairs and parking, shall be considered additional rent for purposes of this Lease, and the word rent" in this Lease shall include such additional rent unless the context specifically or clearly implies that only Annual Basic Rent is referenced.

          (d) Late Charges. In the event Tenant fails to pay any installment of rent when due or in the event Tenant fails to make any other payment for which Tenant is obligated under this Lease when due, such late amount shall accrue interest and Tenant shall pay Landlord as additional rent such interest on such amount at the lesser of the Prime Rate (as defined below) plus two (2) percentage points or the maximum rate permitted by law (the "Interest Rate") from the date such amount became due until such amount is paid. "Prime Rate" shall mean the prime or reference rate announced by Bank of America, N.T.&S.A., from time to time, or in the event such institution no longer makes commercial loans in Southern California, the then prevailing prime or reference rate announced by the three (3) largest banks (in terms of assets) in the United States. In addition, on any third (3rd) and subsequent occasion during a particular Lease Year which Landlord notifies Tenant in writing of a late payment of rent under this Lease, Tenant shall pay to Landlord, as additional rent, concurrently with such late payment amount, or promptly upon receipt of such third (3rd) or subsequent notice, whichever is later, a late charge equal to four percent (4%) of the amount due to compensate Landlord for the extra costs incurred as a result of such late payment. Unless Landlord notifies Tenant in writing, within thirty (30) days following the due date of a payment, that Landlord is imposing such late charge, then Landlord shall waive the right to impose such late charge. The parties agree that such interest and late charge represent a fair and reasonable estimate of the detriment that Landlord will suffer by reason of late payment by Tenant. Acceptance of any such interest and late charge shall not constitute a waiver of the Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

     6.  RENT ADJUSTMENT.

     (a) For the purposes of this Subparagraph 6(a), the following terms are defined as follows:

     Tenant's Percentage: Tenant's Percentage shall mean that portion of the total rentable area of the Building leased by Tenant as set forth as a percentage in Subparagraph 1(q) above, subject to adjustment in accordance with Subparagraph 2(c) above.

     Operating Expenses: Operating Expenses shall consist of all direct costs of operation, management, maintenance and repair of the Building, including without limitation, the Building Common Areas, the Parking Facilities, and the Common Areas, including any expansions to the Parking Facilities and/or the Common Areas by Landlord or by the owner(s) and/or the operator(s) of the Parking Facilities and/or the Common Areas in accordance with the provisions of this Lease, as determined by standard accounting practices, calculated assuming the Building is ninety-five percent (95%) occupied and fully assessed for real property tax purposes (without exemption or abatement) as a completed Building, ready for occupancy (including tenant improvements), including the following costs by way of illustration, but not limitation: any and all assessments Landlord must pay for the Building or the Parking Facilities pursuant to any covenants, conditions or restrictions, reciprocal easement agreements, tenancy-in-common agreements or similar restrictions and agreements affecting the Building, the Parking Facilities or the Development; real property taxes with respect to the Building, Parking Facilities and Common Areas (as defined hereinbelow); water and sewer charges; accounting, legal and other consulting fees directly related to the operation of the Building, Common Areas or Parking Facilities; the net cost and expense of insurance for which Landlord and/or the owner(s) and/or the operator(s) of the Parking Facilities and/or the Common Areas is (are) responsible hereunder or which Landlord and/or the owner(s) and/or the operator(s) of the Parking Facilities and/or the Common Areas or any first mortgagee with a lien affecting the Premises, Building, Parking Facilities and/or Common Area reasonably deems necessary; utilities; janitorial services; security; labor; utilities surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy, of the Building, the Premises, the Common Areas or the Parking Facilities serving the Premises or the Development; the cost (amortized over such reasonable period as Landlord shall determine together with interest at the Interest Rate) of any capital improvements made to the Building, the Parking Facilities or the Common Areas by Landlord or by the owner(s) and/or the operator(s) of the Parking Facilities and/or the Common Areas or replacement of any building equipment needed to operate the Building, the Parking Facilities or the Common Areas at the same quality levels as prior to the improvement or replacement or as mandated by revisions or governmental interpretations of any applicable building codes or other applicable governmental laws, orders, regulations or ordinances; costs incurred in the management of the Building, the Common Areas and the Parking Facilities, if any (including supplies, commercially reasonable on site management office rent, wages and salaries of employees used in the management, operation and maintenance of the Building, the Parking Facilities, and the Common Areas, and payroll taxes and similar governmental charges with respect thereto, a fee for the management of the Building and, any commercially reasonable management or administration fee respecting the Common Areas or Parking Facilities assessed against or allocated to the Building pursuant to the CC&R's or Parking CC&R's or any amendment, modification, supplement or replacement thereof or thereto which does not increase Tenant's rental obligations hereunder; air conditioning; waste disposal; heating; ventilating; elevator repair and maintenance; supplies; materials; equipment; tools; repair and maintenance of the structural portions of the Building and the Parking Facilities, including the plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord; maintenance costs, including utilities and payroll expenses, rent of personal property used in maintenance, and all other upkeep of the Building, the Parking Facilities, and the Common Areas; costs and expenses of gardening and landscaping; maintenance of signs (other than signs identifying Tenant (the expenses for which shall be directly paid by Tenant), other tenants, or Landlord (as opposed to the Building or Development)); personal property taxes levied on or attributable to personal property used in connection with the entire Building, including the Parking Facilities and Common Areas; reasonable audit or verification fees; and the costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items, including appropriate reserves; and any other operation, management, maintenance and repair costs respecting the Common Areas or Parking Facilities assessed against or allocated to the Building pursuant to the CC&R's or Parking CC&R's, or any amendments, modifications, supplements or replacements thereto or thereof, or any other covenants, conditions and restrictions later placed on the Development, to the extent that any such amendments, modifications, supplements, replacements, or subsequent covenants, conditions and restrictions do not increase Tenant's rental obligations hereunder. Operating Expenses shall not include depreciation on the Building, the Parking Facilities or equipment therein, Landlord's executive salaries or real estate brokers' commissions.

     For purposes of this Lease, the "CC&R's" shall mean that certain Amended and Restated Declaration of Establishment of Covenants, Conditions and Restrictions and Grant of Easements for Koll Center Irvine North, dated January 29, 1987, by and among The Koll-Columbia Venture, Holiday Inns, Inc., Embassy Suites Division, Columbia Savings and Loan Association, Liberty Service Corporation, KCIN ONE, and KCIN TWO, and recorded in the Official Records of Orange County, California on February 9, 1987 as Instrument No. 89-096801. For purposes of this Lease, the "Parking CC&R's" shall mean that certain Declaration Establishing Easements, Covenants and Restrictions for KCIN Parking Facilities dated February, 1989, by The Koll-Columbia Venture, a California general partnership, and recorded in the Official Records of Orange County, California on February 23, 1989, as Instrument No. 89-096802, and re-recorded on October 9, 1959.

     As used herein, the term "real property taxes" shall include any form of assessment, license fee, license tax, business license fee, commercial rent tax, levy, charge, penalty, tax or similar imposition, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest in the Building, Premises, Common Areas or Parking Facilities, for the period in question, including, but not limited to, the following:

          (i) any tax on Landlord's "right" to other income from the Premises or as against Landlord's business of leasing the Building or the Premises;

          (ii) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real estate tax, including but not limited to, any assessments, taxes, fees, levies and charges that may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "real property taxes" for the purposes of this Lease;

          (iii) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or the Building or the rent payable hereunder or pursuant to other leases in the Building, including, without limitation, any gross income tax or excise tax levied by the State, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Building or the Premises, or any portion thereof; provided, however, that no such tax shall be treated as a "real property tax" unless the revenues generated by such tax are used exclusively for city, county or other local purposes, as opposed to state or federal purposes, and unless such tax is assessed only to the address of the Building (or all other buildings similarly situated) and not to Landlord generally without regard to its ownership of the Building;

          (iv) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises, or based upon a reassessment of the Development or any portion thereof, due to a change in ownership or transfer of all or part of Landlord's interest in this Lease, the Development, or any portion thereof.

     Notwithstanding any provision of this Subparagraph 6(a) expressed or implied to the contrary, "real property taxes" shall not include Landlord's federal or state income, franchise, inheritance or estate taxes.

     Notwithstanding any provision of this Subparagraph 6(a) to the contrary, during the initial Term of the Lease only, "real property taxes" shall not include any increase in real property taxes attributable to an assessment or reassessment of the Building, Development, or any portion thereof due to (i) the first Third Party Change in Ownership (as defined below) during the initial Term with respect to such reassessed portion of the Building or Development, or (ii) an Existing Owner Change in Ownership (as defined below) during the initial Term with respect to such reassessed portion of the Building or Development which Existing Owner Change in Ownership occurs prior to the first Third Party Change in Ownership with respect to such reassessed portion of the Building or Development. The exclusion from real property taxes set forth in the immediately preceding sentence shall not apply to any increase in real property taxes attributable to a change in ownership (as defined in Rule 462 of the Rules of the State Board of Equalization) ("Change in Ownership") of any portion of the Building or Development which has previously been the subject of a reassessment based upon a Third Party Change in Ownership. In addition, any exclusion from real property taxes set forth in this paragraph shall not be applicable during any extension of the initial 122 month Term of this Lease. An "Existing Owner Change in Ownership" shall mean any Change in Ownership which constitutes a transfer of legal or beneficial ownership of such applicable portion of the Building or Development only among those persons or entities which hold legal or beneficial (i.e., through ownership interests in other entities) ownership in such applicable portion of the Building or Development as of the date of this Lease. A "Third Party Change in Ownership" shall mean any Change in Ownership other than an Existing Owner Change in Ownership.

     Landlord and Tenant agree that in determining Operating Expenses, only the Building's Share (as defined below) of the Operating Expenses attributable to the Common Areas shall be included in Operating Expenses hereunder. The "Building Share" shall mean that portion of the operating expenses of the Common Areas which is allocated to the Building pursuant to the CC&R's or Parking CC&R's, or any amendment, modifications, supplements or replacements thereto or thereof, to the extent such amendments, modifications, supplements or replacements do not increase Tenant's rental obligations hereunder.

     Landlord and Tenant acknowledge that since the Building is part of a larger, integrated Development, in many instances a pure segregation between costs of operation of the Building and the remaining portions of the Development may not be available. Consequently, except for Operating Expenses attributable to the Common Areas which shall be allocated to the Building as provided in the immediately preceding paragraph, in those instances in which a pure segregation between costs of operation of the Building and other portions of the Development is not available, a fair and equitable allocation of such costs shall be made among the various buildings in the Development.

     Operating Expenses shall be "net" only and for that purpose shall be deemed reduced by the amounts of any insurance reimbursement, other reimbursement, recoupment, payment, discount, credit, reduction, allowance or the like received by Landlord from any source whatsoever in connection with such Operating Expenses.

     Notwithstanding anything to the contrary contained in this Paragraph 6(a) the following shall be excluded from the definition of Operating Expenses:

          (i) repairs or other work occasioned by fire, windstorm or other insured casualty (except that deductibles paid pursuant to any insurance shall be included as Operating Expenses) or by the exercise of eminent domain, to the extent Landlord is reimbursed by insurance or by the condemning authority, or would have been so reimbursed if Landlord had maintained in force the insurance required to be carried by Landlord under the provisions of the Lease;

          (ii) leasing commissions, attorneys' and other professional fees, costs and disbursements and other expenses incurred in connection with procuring new tenants and/or negotiations or disputes with present or prospective tenants or other occupants of the Building or the Development;

          (iii) costs incurred in renovating or otherwise improving or decorating, painting or redecorating space leased to tenants or occupied by occupants of the Building;

          (iv) Landlord's cost of electricity or other services that are sold to tenants for which Landlord is entitled to reimbursement, other than through the payment of rent or a tenant's prorata share of Operating Expenses;

          (v) depreciation, amortization and interest payments, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required.

     the item shall be amortized over its reasonably anticipated useful life with interest at the Interest Rate;

          (vi) costs of a capital nature, including, but not limited to, capital improvements, capital replacements, capital repairs, capital equipment and capital tools, determined in accordance with generally accepted accounting principles, consistently applied, except for any such capital costs which (i) reduce other Operating Expenses, amortized over the useful life of the asset, including interest at the Interest Rate, but only to the extent of the reduction of other Operating Expenses, (ii) are required under any governmental law or regulation that was not applicable to the Building at the time the Building was constructed, amortized over the useful life of the asset, with interest at the Interest Rate, or (iii) constitute costs of a capital nature, including, without limitation, capital improvements, capital repairs, capital equipment and capital tools, in an aggregate amount not to exceed Twenty Thousand Dollars ($20,000.00) during any calendar year;

          (vii) expenses in connection with services or other benefits offered or provided to other tenants in the Building, but not to Tenant;

          (viii) costs incurred due to or in connection with a violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building;

          (ix) overhead and profit increment paid to a subsidiary, affiliate or other entity related to Landlord for services to the extent the same exceed competitive costs (taking into account the quality of service provided in maintaining a Class-A office building) of such services were they not so rendered by a subsidiary, affiliate or other Landlord-related entity;

          (x) interest on ____ or amortization payments on any mortgage or mortgages, and rental under any ground or underlying lease or leases, including without limitation, costs incurred in obtaining or refinancing any such financing;

          (xi) Landlord's general overhead not related to the operation of the Development;

          (xii) all costs and expenses for which Tenant or other tenants directly reimburse Landlord other than as part of rent or Operating Expenses;

          (xiii) costs incurred in advertising and promotional activities for the Building and Development;

          (xiv) fines or penalties, and interest accrued thereon, incurred as a result of late payments by Landlord to governmental authorities;

          (xv) management fees for the operation of the Building or Parking Facilities to the extent such fees exceed four percent (4%) of actual gross revenue; "gross revenue" shall mean the actual gross rent, operating expense escalations and parking revenues received by Landlord, grossed-up to reflect a ninety-five percent (95%) occupancy rate for the Building in the event that the Building occupancy rate is less than ninety-five (95%); provided, however, this clause (xv) shall not apply to any management or administrative fee applicable to the Common Areas and assessed or imposed against the Building pursuant to the CC&R's;

          (xvi) acquisition costs of the sculptures, paintings, or other objects of art, except that Operating Expenses shall include maintenance of such items;

          (xvii) wages, salaries or other compensation paid to any executive employees above the grade of building manager;

          (xviii) rentals and other related expenses, if any, incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature;

          (xix) any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord, except as it directly relates to the operation of the Development or the Parking Facilities;

          (xx) capital expenditures required by Landlord's failure to comply with laws enacted on or before the date the Building's temporary Certificate of Occupancy is validly issued, with respect to the construction of the base building work, or enacted on or before the issuance of an occupancy permit for Tenant's occupancy of the Premises, with respect to the construction of the Tenant Improvements; and

          (xxi) insurance premiums for earthquake coverage, unless earthquake coverage is carried by Landlord during the period of determination of the Operating Expense Allowance.

     Landlord shall not be permitted to "double recover" any operating Expenses (i.e., recover more than 100% of Operating Expenses) from the tenants of the Building.

     (b) If Tenant's Percentage of the Operating Expenses paid or incurred by Landlord for any calendar year exceeds the Operating Expense Allowance, then Tenant shall pay such excess as additional rent. For each calendar year during the Term of the Lease, or portion thereof, Tenant shall pay Landlord's estimate of the amount by which Tenant's Percentage of Operating Expenses for that year shall exceed the Operating Expense Allowance, which estimate may be changed by Landlord on not more than two (2) occasions during any calendar year. On or before each April 1 following the calendar year in which the Term commences, or as soon thereafter as reasonably practicable, Landlord shall deliver to Tenant its estimate of the amount by which Tenant's Percentage of Operating Expenses is projected to exceed the Operating Expense Allowance. Such estimate shall be determined by Landlord in good faith, using reasonable business judgment, and shall take into consideration any limitation on Controllable Costs set forth in Subparagraph 6(d). Landlord's initial estimated amount each year shall be divided into twelve (12) equal monthly installments. Commencing with the second
(2nd) Lease Year, Tenant shall pay to Landlord, concurrently with the regular monthly rent payment next due following the receipt of the estimate for the remaining calendar year of such second (2nd) Lease year, an amount equal to one monthly installment multiplied by the number of months from the first (1st) anniversary of the Commencement Date to the month of such payment, both months inclusive. Subsequent installments shall be payable concurrently with the regular monthly rent payments for the balance of that calendar year and shall continue until the next calendar year's or any revised estimate is rendered. If during any year Landlord revises its previous estimate, any such revision shall be applied prospectively only; provided, however, that such prospective application shall not prevent Landlord from recovering from Tenant, upon delivery of its statement of actual Operating Expenses for the previous year, the amount, if any, by which Tenants Percentage Share of actual Operating Expenses exceeds Landlord's estimates thereof, as described below. If, in any calendar year, Tenant's Percentage of actual Operating Expenses is less than the estimate for that year, then upon receipt of Landlord's statement, any overpayment made by Tenant on the monthly installment basis shall be credited towards the next monthly rent falling due (or, at Tenant's request, repaid to Tenant) and the estimated monthly installments of the amount by which Tenant's Percentage of Operating Expenses exceeds the Operating Expense Allowance shall be adjusted to reflect such lower Operating Expenses for the most recent calendar year. Similarly, if Tenant's Percentage of the actual Operating Expenses for any calendar year is greater than that previously estimated by Landlord for such year, Tenant shall pay the amount of such difference to Landlord on the regular monthly rent payment date next following Tenant's receipt of Landlord's statement of actual Operating Expenses.

     (c) Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Percentage of Operating Expenses for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated expenses paid and, conversely, any overpayment made in the event said expenses decrease shall be immediately rebated by Landlord to Tenant.

     (d) Commencing with the first (1st) anniversary of the Commencement Date and continuing thereafter to and including the sixtieth (60th) month of the Term of the Lease, the portion of Operating Expenses which constitute "Controllable Costs" (as defined below) shall not increase over such four (4) year period at an average rate in excess of five percent (5%) per annum. During the period from months sixty-one (61) through ninety (90) of the Term of the Lease, Controllable Costs shall not increase beyond the "Secondary Cap". The "Secondary Cap" shall mean an average rate per annum equal to the greater of (i) five percent (5%) per annum, or (ii) the average annual cost of living increase between the first
(1st) month and the sixtieth (60th) month of the Term of this Lease (which shall be determined by comparing the Consumer Price Index - Urban Wage Earners and Clerical Workers - Los Angeles-Anaheim-Riverside, California, Base 1982-84 ("CPI") compiled by the U.S. Department of Labor, Bureau of Labor Statistics, for month one (1) with the CPI for month sixty (60), and dividing any such total increase by five (5)). During the period from months ninety-one (91) through one-hundred twenty-two (122) of the Term of the Lease, Controllable Costs shall not increase beyond the "Final Cap". The "Final Cap" shall mean an average rate per annum of the greater of (x) the Secondary Cap, or (y) the average annual CPI increase between the sixty-first (61st) month through the ninetieth (90th) month of the Term of the Lease. The rate specified in clause (y) shall be computed by comparing the CPI for month sixty-one (61) of the Term with the CPI for month ninety (90) of the Term and dividing any such total increase by 2.5. For purposes of illustration, if the total CPI increase from the first (1st) month of the Term to the sixtieth (60th) month of the Term is thirty-five percent (35%), then the Secondary Cap shall be seven percent (7%). Similarly, if the total CPI increase from the sixty-first (61st) to the ninetieth (90th) month of the Term is twenty percent (20%), the Final Cap shall be eight percent (8%). "Controllable Costs" shall mean all Operating Expenses which can increase or decrease at the independent and sole discretion of Landlord, as opposed to increases or decreases which are industry-wide or are caused by third parties or over which Landlord has no independent control. By way of illustration but not limitation, Operating Expenses over which Landlord has no independent and sole discretion include any Operating Expenses paid to a public utility, insurer and taxing authority for utilities, insurance, real property taxes, and costs of operating, maintaining and repairing the Building, Common Areas and Parking Facilities at the level of a Qualified Building (as defined in Paragraph 55) as required by this Lease, as contrasted with the cost of operating, maintaining and repairing the Building, Common Areas and Parking Facilities at a level below that of a Qualified Building. If the parties disagree upon whether a specific Operating Expense is a Controllable Cost, such disagreement shall be submitted to arbitration in accordance with the provisions of the American Arbitration Association. Landlord agrees that approximately every two (2) years Landlord shall rebid the janitorial, security, landscape and parking service contracts for the Building.

     (e) In the event Tenant shall dispute the amount set forth in Landlord's statement of actual Operating Expenses for the previous year (or the statement setting forth the Operating Expense Allowance), Tenant shall have the right not later than ninety (90) days following receipt of such statement to notify Landlord in writing that Tenant intends to examine Landlord's books and records with respect to both the calendar year described in such statement and the calendar year immediately preceding the calendar year described in such statement, and, if Tenant elects, shall also have the right within such ninety
(90) day period to notify Landlord in writing that Tenant intends to cause Landlord's books and records with respect to such two (2) calendar years described above to be audited by a certified public accountant mutually acceptable to Landlord and Tenant. Any such examination or audit shall be performed at Landlord's offices during normal business hours and shall be completed within ninety (90) days following Tenant's notice described above. The amounts payable under Subparagraph 6(b) by Landlord to Tenant or by Tenant to Landlord, as the case may be, shall be appropriately adjusted on the basis of such audit. If such audit discloses an overstatement by Landlord of Operating Expenses for the particular calendar year(s) which is the subject of the audit in excess of five percent (5%) of the aggregate actual Operating Expenses for such year(s), the cost of such audit shall be borne by Landlord; otherwise, the cost of such audit shall be borne by Tenant. Tenant shall have no right to audit the Operating Expenses unless Tenant complies with the time limitations regarding notice and completion of such audit set forth in this Subparagraph 6(e) and if Tenant shall fail to comply with such time limitations, Landlord's actual statement of Operating Expenses respecting any time period as to which Tenant's audit rights have lapsed shall be conclusively binding upon Landlord and Tenant.

     8. USE.

     (a) Tenant's Use of the Premises. Tenant shall use the Premises for the uses set forth in Subparagraph 1(v) above, and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Nothing contained herein shall be deemed to give Tenant any exclusive right to such use in the Building, the Parking Facilities (other than Tenant's right to use its reserved parking spaces pursuant to Paragraph 40) or any portion of the Development.

     (b) Compliance.

          (i) Tenant shall not use or occupy the Premises in violation of law or of the Certificate of Occupancy issued for the Building, and shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of said Certificate of Occupancy. The Certificate of Occupancy shall not prevent Tenant from using the Premises for general office purposes. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof. Tenant shall comply with all rules, orders, regulations and requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function; provided, however, Landlord agrees that the provisions of this sentence shall not interfere with Tenant's occupancy of the Premises for general office use. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Paragraph. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, the Parking Facilities or the Development, or injure them, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with all restrictive covenants and obligations created by private contracts which affect the use and operation of the Premises, the Building, the Parking Facilities, the Common Areas or the Development. Landlord agrees that, subject to any such private contracts or provisions thereof as are required by applicable law, any such private contracts entered into after the date of this Lease shall be nondiscriminatory and shall not unreasonably interfere with Tenant's use of or access to the Premises or materially increase Tenant's obligations under the Lease. Tenant shall not commit or suffer to be committed any waste in or upon the Premises and shall keep the Premises in first class repair and appearance. Landlord reserves the right to prescribe the weight and position of all files, safes and heavy equipment which Tenant desires to place in the Premises so as to properly distribute the weight thereof in accordance with the structural requirements of the Building. Further, Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant as to eliminate such vibration or noise. Tenant shall be responsible for all structural engineering required to determine structural load.

          (ii) Tenant shall not cause or permit any hazardous, toxic or radioactive materials, including those materials identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as amended from time to time ("Hazardous Materials"), to be brought upon, kept or used in or about the Premises, the Building, the Parking Facilities or the Common Areas by Tenant, its agents, employees, contractors or invitees, unless such Hazardous Materials (in incidental quantities) are necessary or useful to Tenant's business and will be used, kept and stored in a manner that complies with all laws regulating any such Hazardous Materials, and provided that Tenant first obtains the written consent of Landlord and the owner(s) and/or operator(s) of the Parking Facilities and Common Areas, and provided further that Tenant indemnifies Landlord, and the owner(s) and operator(s) of the Parking Facilities and

     Common Areas from any and all liability with respect to such Hazardous Materials as more particularly described below. If Tenant breaches the covenants and obligations set forth herein or, if the presence of Hazardous Materials on, in or about the Premises, the Building, the Parking Facilities, the Common Areas or any other portion of the Development caused or permitted by Tenant, its agents, employees, contractors or invitees, results in contamination of the Premises, the Building, the Parking Facilities, the Common Areas or any other portion of the Development or, if contamination of the Premises, the Building, the Parking Facilities, the Common Areas or any other portion of the Development by Hazardous Materials otherwise occurs for which Tenant is legally liable to Landlord, the owner(s) or operator(s) of the Parking Facilities and/or the Common Areas, whether jointly or severally, for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord and the owner(s) and operator(s) of the Parking Facilities and the Common Areas free and harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, diminution in the value of the Premises, the Parking Facilities and/or the Common Areas, damages for the loss or restriction on use of rentable or useable space or of any amenity of the Premises, the Building, the Common Areas or any other portion of the Development, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification by Tenant of Landlord, the owner(s) and operator(s) of the Parking Facilities and the Common Areas, includes without limitation, any and all costs incurred in connection with any investigation of site conditions or any clean up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence of such Hazardous Material in, on or about the Premises, the Building, the Parking Facilities, the Common Areas or the soil or ground water on or under the Development.

          (iii) The provisions of this Paragraph 8 shall survive the termination of this Lease.

     9. NOTICES. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail shall be deemed sufficiently given if sent by registered or certified mail addressed if to Tenant, at the address set forth in ______________________ if such notice is sent prior to Tenant taking occupancy of the Premises, or to the Premises, if such notice is sent on or after Tenant taking occupancy of the Premises, or if to Landlord, at each of the addresses ________________________________________. Either party may specify a different address for notice purposes by written notice to the other, except that on or after Tenant taking occupancy of the Premises, the Landlord may in any event use the Premises as Tenant's address for notice purposes.

     10. BROKERS. Landlord and Tenant each warrant to the other party that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for those certain brokers whose names are set forth in ___________ whose commission shall be payable by Landlord, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. If either party has dealt with any other person or real estate broker with respect to leasing or renting space in the Building, such party shall be solely responsible for the payment of any fee due said person or firm and shall hold the other party free and harmless against any liability in respect thereto, including attorneys' fees and costs.

     11. HOLDING OVER. If Tenant holds over after the expiration or earlier termination of the Term hereof with the express written consent of Landlord, Tenant shall become a Tenant at sufferance only, at a rent rate equal to one hundred fifty percent (150%) of the rent in effect upon the date of such expiration (subject to adjustment as provided in Paragraphs 5 and 6 hereof and prorated on a daily basis), and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease. The foregoing provisions of this Paragraph 11 are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender and any attorneys' fees and costs.

     12. TAXES ON TENANT'S PROPERTY.

          (a) Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall, upon demand, repay to Landlord the taxes so levied against Landlord, or the portion of such taxes resulting from such increase in the assessment.

          (b) If the Tenant Improvements in the Premises, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's "Building Standard" for other space in the Building are assessed, then the real property taxes and assessments levied against the Building by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Paragraph 12(a) above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether the Tenant Improvements are assessed at a higher valuation than "Building Standard" improvements, such records shall be binding on both Landlord and Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used. Notwithstanding any contrary provision of this Subparagraph 12(b), the provisions of this Subparagraph 12(b) shall be applicable only to the extent the cost of the Tenant Improvements initially installed in the Premises, or any alterations made thereto by or on behalf of Tenant during the Term exceeds Thirty Dollars ($30.00) per Usable Square Foot of the Premises.

     13. CONDITION OF PREMISES. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, the Parking Facilities or any other portion of the Development or with respect to the suitability of same for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises, the Building and the Parking Facilities were in satisfactory condition at such time, subject to the approved punch-list items, and latent defects, which Landlord shall promptly repair. Landlord agrees to enforce all applicable warranty obligations of contractors and materialmen in connection with the construction of the Building and Premises. Without limiting the foregoing, Tenant's execution of the Notice attached hereto as Exhibit "C" shall constitute a specific acknowledgment and acceptance of the various start-up inconveniences that may be associated with the use of the Building, the Parking Facilities, the Common Areas and other portions of the Development such as certain construction obstacles including scaffolding, delays in use of freight elevator service, certain elevators not being available to Tenant, the passage of work crews using elevators, uneven air conditioning services and other typical conditions incident to recently constructed office buildings; provided, however, that such inconveniences shall not materially interfere with Tenant's use of or access to the Premises.

     14. ALTERATIONS.

          (a) Tenant shall make no alterations, additions or improvements in or to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, and then only by contractors or mechanics reasonably approved by Landlord, which approval shall not be unreasonably delayed. Tenant shall submit to Landlord plans and specifications for any proposed alterations, additions or improvements to the Premises, and may not make such alterations, additions or improvements until Landlord has approved of such plans and specifications. Tenant shall construct such alterations, additions or improvements in accordance with the plans and specifications approved by Landlord, and shall not amend or modify such plans and specifications without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. If the proposed change requires the consent or approval of any lessor of a superior lease, or the holder of a mortgage encumbering the Premises, such consent or approval must be secured prior to the construction of such alteration, addition or improvement. Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with Landlord's free access to mechanical installations or service facilities of the Building or interfere with the moving of Landlord's equipment to or from the enclosures containing said installations or facilities. All such work shall be done at such times and in such manner as Landlord may from time to time designate. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, regulations and requirements of all governmental agencies, offices and boards having jurisdiction, and in full compliance with the rules, regulations and requirements of the Pacific Fire Rating Bureau, and of any similar body. Before commencing any work, Tenant shall give Landlord at least ten (10) days written notice of the proposed commencement of such work and shall, if reasonably required by Landlord based upon the reputation and financial capability of the contractor and the nature of the work to be performed (including Landlord's particular reasons therefor), secure at Tenant's own post and expense, a completion and lien indemnity bond reasonably satisfactory to Landlord for said work. Tenant further covenants and agrees that any mechanic's lien filed against the Premises or against the Building for work claimed to have been done for, or materials' claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within twenty (20) days after the filing thereof, at the cost and expense of Tenant, except that Tenant shall not be obligated to so discharge such lien prior to ten (10) days following Tenant's receipt of notice of the existence thereof. As long as Tenant properly discharges the lien by bond or otherwise, as provided above, Tenant shall have the right to contest such lien in accordance with applicable law. All alterations, additions or improvements upon the Premises made by either party, including (without limiting the generality of the foregoing) all wallcovering, built-in cabinet work, paneling and the like, shall, unless Landlord elects otherwise, become the property of Landlord, and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end of the Term hereof, except that Landlord may, by written notice to Tenant at the time Landlord consents to such alteration, or within twenty (20) days after receipt of notice thereof, if no consent is required, require Tenant to remove at the end of the Term, all partitions, counters, railings and the like installed by Tenant, and Tenant shall repair all damage resulting from such removal or, at Landlord's option, shall pay to Landlord all costs arising from such removal. Notwithstanding any contrary provision of this Subparagraph 14(a), Landlord's prior consent shall not be required for any nonstructural alteration to the Premises, the cost of which does not exceed Thirty Thousand Dollars ($30,000.00), as long as such alteration does not affect the structural integrity of the Building, does not adversely affect the Building systems and is not visible from the exterior of the Premises; provided, however, all other provisions of this Subparagraph 14(a) shall be applicable to any such alteration, including, but not limited to Tenant's obligation to provide Landlord with prior written notice of any such alteration, along with the plans and specifications related thereto, if appropriate.

          (b) All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the Lease Term when Tenant is not in default hereunder, or within fifteen (15) days following the end of such Lease Term. If Tenant shall fail to remove all of its effects from the Premises within fifteen (15) days after termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof. In such event, Tenant agrees to pay Landlord upon demand any and all expenses incurred in such removal, including court costs and attorneys' fees and storage charges on such effects, for any length of time that the same shall be in Landlord's possession. Landlord may, at its option, without notice, sell said effects, or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale upon any amounts due under this Lease from Tenant to Landlord and upon the expense incident to the removal and sale of said effects.

     15. REPAIRS.

          (a) By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair. Tenant shall keep, maintain and preserve the Premises in first class condition and repair and free from any Hazardous Materials, and shall, when and if needed, at Tenant's sole cost and expense, but subject to the provisions of Subparagraph 15(b) below, make all repairs to the Premises and every part thereof. Tenant's obligation to keep, maintain, preserve and repair the Premises shall specifically extend to the cleanup and removal of all Hazardous Materials occurring in, on or about the Premises, the Building, the Parking Facilities or any other portion of the Development, caused or permitted by Tenant, its agents, employees, contractors or invitees. Tenant shall, upon the expiration or sooner termination of the Term hereof, surrender the Premises to Landlord in the same condition as when received, free of any Hazardous Materials, usual and ordinary wear and tear and casualty excepted. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof. The parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises, the Building, the Parking Facilities or the Common Areas except as specifically herein set forth.

          (b) Anything contained in Paragraph 15(a) above to the contrary notwithstanding, Landlord shall repair and maintain or cause to be repaired and maintained, in a first class condition the structural portions of the Building and the Parking Facilities, and the plumbing, heating, ventilating, air conditioning, elevator and electrical systems installed or furnished by Landlord, unless such maintenance and repairs are attributable to items installed in Tenant's Premises which are above standard interior improvements (such as, for example, custom lighting, kitchen or restroom facilities constructed within Tenant's Premises) or, are caused in part or in whole by the act, neglect or omission of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord, as additional rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in Paragraphs 23 and 64 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect. Landlord agrees that all necessary repairs to items located in the Premises which do not serve the Premises but exclusively serve other tenants' premises shall be made after normal business hours, so as to minimize interference with Tenant's use and occupancy of the Premises.

     16. LIENS. Tenant shall not permit to be filed against the Building or any portion of the Development nor against Tenant's leasehold interest in the Premises, any mechanics', materialmen's or other liens, including, without limitation, any state, federal or local "super-fund" or Hazardous Material cleanup lien imposed as a result of the presence of Hazardous Materials in, on or about the Premises, the Building or any other portion of the Development. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payments in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord at once, upon notice by Landlord, any sum paid by Landlord to remove such liens, together with interest at the maximum rate per annum permitted by law from the date of such payment by Landlord.

     17. ENTRY BY LANDLORD. Landlord reserves and shall at any and all times have the right to enter the Premises upon not less than twenty-four (24) hours prior notice, except in the case of an emergency, to inspect the same, to supply janitor service and any other service to be provided by Landlord to

Tenant hereunder, to show the Premises to prospective purchasers or tenants, to post notices of nonresponsibility, to alter, improve or repair the Premises or any other portion of the Building and/or the Parking Facilities, all without being deemed guilty of any eviction of Tenant and, except as otherwise provided in Paragraph 64, without abatement of rent. Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the business of Tenant shall be interfered with as little as is reasonably practicable. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss in, upon and about the Premises. Landlord shall at all times have and retain a key with which to unlock all doors in the Premises, excluding Tenant's vaults, safes and other security areas. Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant. It is understood and agreed that no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed herein by Landlord. Except in the event of an emergency, Tenant shall have the right to have one of its personnel accompany Landlord on any entry by Landlord to the Premises. Landlord's absolute right of entry to the Premises to show the Premises to prospective tenants shall be limited to the last year of the Term; provided, that at all other times Tenant shall use its commercially reasonable efforts to cooperate with Landlord's reasonable requests to display the Premises to prospective tenants.

     18. UTILITIES AND SERVICES. Landlord agrees to furnish or cause to be furnished to the Premises the utilities and services described in the Standards for Utilities and Services, attached hereto as Exhibit "D", subject to the conditions and in accordance with the standards set forth therein. Landlord's failure to furnish any of the foregoing items when such failure is caused by (i) accident, breakage or repairs; (ii) strikes, lockouts or other labor disturbance or labor dispute of any character; (iii) governmental regulation, moratorium or other governmental action; (iv) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel; or by (v) any other cause beyond Landlords reasonable control, shall not result in any liability to Landlord. In addition, subject to the provisions, of Paragraph 64, Tenant shall not be entitled to any abatement or reduction of rent by reason of such failure, no eviction of Tenant shall result from such failure and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of such failure. In the event of any failure, stoppage or interruption thereof, Landlord shall diligently attempt to resume service promptly. If Tenant requires or utilizes more water than reasonably required for normal drinking and lavatory purposes, as specified in Paragraph 4 of Exhibit "D", or utilizes more electricity than the standard electrical consumption specified in Paragraph 3 of Exhibit "D", Landlord may at its option require Tenant to pay, as additional rent, the cost, as fairly determined by Landlord, incurred by such extraordinary usage. In addition, if Tenant utilizes excess water or electricity as described above, and continues such excess use after written notice thereof by Landlord, then upon an additional prior written notice to Tenant Landlord may install separate meter(s) for the Premises, at Tenant's sole expense, and Tenant thereafter shall pay all charges of the utility providing service and Landlord shall make an appropriate adjustment to Tenant's Operating Expenses calculation to account for the fact Tenant is directly paying such metered charges, provided Tenant shall remain obligated to pay its proportionate share of Operating Expenses subject to such adjustment.

     19. BANKRUPTCY. If Tenant shall file a petition in bankruptcy under any provision of the Bankruptcy Code as then in effect, or if Tenant shall be adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within ninety (90) days from the date thereof, or if a receiver or trustee of Tenant's property shall be appointed and the order appointing such receiver or trustee shall not be set aside or vacated within ninety (90) days after the entry thereof, or if Tenant shall assign Tenant's estate or effects for the benefit of creditors, or if this Lease shall, by operation of law or otherwise, pass to any person or persons other than Tenant, then in any such event Landlord may terminate this Lease, if Landlord so elects, with or without notice of such election and with or without entry or action by Landlord. In such case, notwithstanding any other provisions of this Lease, Landlord, in addition to any and all rights and remedies allowed by law or equity, shall, upon such termination, be entitled to recover damages in the amount provided in Paragraph 25(b) hereof. Neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall surrender the Premises to Landlord. Nothing contained herein shall limit or prejudice the right of Landlord to recover damages by reason of any such termination equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved; whether or not such amount is greater, equal to or less than the amount of damages recoverable under the provisions of this Paragraph 19.

     20. EXONERATION.

          (a) Except as set forth in Subparagraphs 20(c) and 21(a) below, due to the gross negligence or willful misconduct of Landlord or its agents, employees or invitees, Landlord shall not be liable to Tenant for any loss or damage to Tenant's personal property in the Premises (or outside the Premises to the extent insured by Tenant and not insured by Landlord with insurance paid for as part of Operating Expenses) caused by theft, fire, act of God, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or for any damage or inconvenience which may arise through repair or alteration of any part of the Building or Development or failure to make any such repair except as expressly otherwise provided in Subparagraph 20(c) and elsewhere herein. Tenant shall not be liable to Landlord for any loss or damage to property caused by theft, fire, act of God, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or for any damage or destruction which is covered by insurance obtained, or would have been covered by insurance required to be obtained, by Landlord as part of Operating Expenses. Neither Landlord nor Tenant shall be liable for consequential damages.

          (b) Tenant shall indemnify Landlord and hold Landlord harmless of and from any and all loss, cost, damage, injury or expense arising out of or related to claims of injury to or death of persons occurring or resulting directly or indirectly from Tenant's use or occupancy of the Premises or activities of Tenant in or about the Premises or Development, such indemnity to include, but without limitation, the obligation to provide all costs of defense against any such claims; provided, however, that the foregoing indemnity shall not be applicable to claims arising by reason of the negligence or willful misconduct of Landlord, its agents, employees or invitees unless covered by insurance required to be carried by Tenant under the terms of the Lease.

          (c) Landlord shall indemnify Tenant and hold Tenant harmless of and from any and all loss, cost, damage, injury or expense arising out of or related to claims or injury to or death of persons, or damage to property occurring or resulting directly or indirectly from the use or operation of the Building, Parking Facilities, or the Common

     Areas by Landlord or the owner or operator thereof (or activities of Landlord which occur outside the Premises, but within the Development), such indemnity to include, but without limitation, the obligation to provide all costs of defense against any such claim.

     21. INDEMNIFICATION.

          (a) Notwithstanding the provisions of Paragraphs 20 to the contrary, because Landlord is required to maintain insurance on the Building and the Tenant Improvements and all alterations, additions or improvements to the Premises and Tenant compensates Landlord for such insurance as part of Tenant's Percentage of Operating Expenses, and to the extent of the existence of waivers of subrogation set forth in Paragraph 22(f) of this Lease, Landlord hereby indemnifies and holds Tenant harmless from any loss, cost, liability, damage or expense (including, but not limited to, penalties, fines and reasonable, actual attorneys' fees and costs) to any person or property inside or outside of the Premises to the extent such loss, costs, liability, damage or expenses are covered by such insurance obtained by Landlord (or which would have been covered by insurance required to be obtained by Landlord hereunder had Landlord complied with its obligation to so maintain insurance in accordance with this Lease), even if resulting from the negligent acts or omissions of Tenant or those of its agents, contractors, servants, employees or licensees. Similarly, since Tenant must carry insurance pursuant to Paragraph 22(a) of this Lease to cover its personal property within the Premises but excluding the Tenant Improvements and all alterations, additions or improvements to the Premises, then, to the extent of the waivers of subrogation set forth in Paragraph 22(f) of this Lease, Tenant hereby indemnifies and holds Landlord harmless from any loss, cost, liability, damage or expense (including, but not limited to, penalties, fines and reasonable, actual attorneys' fees and costs) to any personal property within the Premises or the Development, to the extent such loss, costs, liability, damage or expenses are covered by such insurance obtained by Tenant (or would have been covered by insurance required to be maintained by Tenant hereunder had Tenant complied with its obligation to so maintain insurance in accordance with this Lease), even if resulting from the negligent acts or omissions of Landlord or those of its agents, contractors, servants, employees or licensees.

          (b) Notwithstanding the provisions of Paragraph 20 to the contrary, Tenant shall not be required to indemnify and hold Landlord harmless from any loss, cost, liability, damage or expense, including, but not limited to, penalties, fines and actual attorneys' fees and costs (collectively, "Claims"), to any person, property or entity resulting from the acts, omissions or the willful misconduct of Landlord or its agents, contractors, servants, employees or licensees or other owners or operators of the Parking Facilities or Common Areas, in connection with the use or operation of the Building, parking Facilities, or Common Areas by Landlord or the owners or operators thereof (except for damage to Tenant's personal property, fixtures, furniture and equipment in the Premises, to the extent that Tenant is required to obtain the requisite insurance coverage, and to the extent that the waiver of subrogation applies), and Landlord hereby so indemnifies and saves Tenant harmless from any such Claims. However, Tenant's agreement to indemnity and hold Landlord harmless pursuant to Paragraph 20, the exclusion from Tenant's indemnity set forth above, and the agreement by Landlord to indemnify and hold Tenant harmless set forth above are not intended to, and shall not, except to the extent to which the waiver of subrogation provision applies, relieve any insurance carrier of its obligations under policies required to be carried by Landlord or Tenant, respectively, pursuant to the provisions of this Lease to the extent that such policies cover the results of such acts or conduct. The parties hereby agree that if either party fails to carry required insurance, such failure shall automatically be deemed to be the covenant and agreement by such party to self-insure said required coverage, with full waiver of subrogation in favor of the other party. The parties further agree that to the extent any damage or repair obligation of Tenant is covered by insurance obtained by Landlord or would have been covered by insurance had Landlord maintained the insurance required to be maintained by Landlord under this Lease as part of the Operating Expenses, but is not covered by insurance obtained by Tenant, then Tenant shall be relieved of its indemnity obligation up to the amount of the insurance proceeds which Landlord shall actually receive (or would have received had Landlord maintained insurance as aforesaid)

     22. INSURANCE.

          (a) Tenant shall, during the Term hereof and any other period of occupancy, at its sole cost and expense, keep in full force and effect the following insurance:

               (i) Standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("All-Risk") and sprinkler leakage. This insurance policy shall be upon all property owned by Tenant, for which Tenant is legally liable or that was installed at

          Tenant's expense, and which is located in the Building including, without limitation, furniture, fittings, installations, fixtures (other than Tenant Improvements installed by Landlord), and any other personal property, in an amount not less than one hundred percent (100%) of the full replacement cost thereof. In the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord or any mortgagees of Landlord shall be conclusive. Such policy shall name Landlord and any mortgagees of Landlord as insured parties, as their respective interests may appear.

               (ii) Commercial Liability Insurance insuring Tenant against any liability arising out of the lease, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of $5,000,000 Combined Single Limit for injury to, or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence, with such liability amount to be adjusted from year to year to reflect increases in the Consumer Price Index. The policy shall include coverage against personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, Owner's protective coverage, contractual liability, liquor liability (if Tenant serves alcohol on the Premises), products and completed operations liability, and owned/non-owned auto liability, and shall (1) name Landlord as an additional insured, (2) contain a cross liability provision and (3) contain a provision that the insurance provided the Landlord hereunder shall be primary and non-contributing with any other insurance available to the Landlord.

               (iii) Worker's Compensation and Employer's Liability insurance (as required by state law).

               (iv) To the extent not included in Tenant's insurance carried in satisfaction of clause (i) above or otherwise covered by blanket coverage, boiler and machinery insurance including, but not limited to, steam pipes, pressure pipes, condensation return pipes and other pressure vessels and HVAC equipment with limits per accident of not less than the replacement cost of all of Tenant's leasehold improvements and of all of Tenant's boilers, pressure valves, HVAC equipment and miscellaneous electrical and mechanical equipment on the Premises.

               (v) Business interruption insurance which shall cover any direct or indirect loss of earnings attributable to perils insured against in Subparagraph 22(a)(i) above; provided, however, Tenant shall have the right to self-insure the coverage described in this clause (v). In the event Tenant elects to self-insure such coverage, such self-insured coverage shall be deemed to include all the provisions of this paragraph 22 which would have been required to be applicable to such coverage if Tenant had obtained such coverage from a third party, including full waiver of subrogation.

               (vi) If commonly required from time to time by the landlords of the Qualified Buildings, any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself.

          (b) All policies shall be written in a form satisfactory to Landlord and shall be taken out with insurance companies holding a rating typically required by the landlords of the Qualified Buildings. Within ten (10) days prior to Tenant's entry into the Premises for Tenant's Fixturing Work (as defined in Paragraph 9 of Exhibit "B"), but in any event not later than ten
     (10) days prior to the Commencement Date, Tenant shall deliver to Landlord copies of policies or certificates evidencing the existence of the amounts and forms of coverage satisfactory to Landlord. No such policy shall be cancellable or reducible in coverage except after thirty (30) days prior written notice to Landlord. Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as additional rent. If Landlord obtains any insurance that is the responsibility of Tenant under this Paragraph 22, Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed and Tenant shall promptly remit said amount to Landlord. Tenant shall be permitted to satisfy any insurance coverage required hereunder, or any portion thereof, with blanket coverage as long as such coverage satisfies all the requirements of this Lease and Landlord's rights with respect thereto are not affected thereby.

          (c) During the Term of this Lease, Landlord shall insure the Building and the Parking Facilities (to the extent Landlord is the owner thereof) (excluding any property which

     Tenant is obligated to insure under Subparagraphs 22(a) and (b) hereof) against damage with All-Risk insurance and public liability insurance, all in such amounts and with such deductibles as commonly carried by other landlords of the Qualified Buildings. Landlord may, but shall not be obligated to, obtain and carry any other commercially reasonable form or forms of insurance as it or Landlord's mortgagees may determine advisable. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any insurance policies carried by Landlord. For the purpose of the waiver of subrogation provisions set forth in Subparagraph 22(f) below, Landlord shall be deemed to have carried the insurance required under this Subparagraph 22(c) in an amount equal to full replacement value, with a commercially reasonable deductible.

          (d) Tenant will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy periodically in force covering the Building, the Parking Facilities or the Development. If Tenant's occupancy or business in, or on, the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance periodically carried by Landlord with respect to the Building or the Parking Facilities, Tenant shall pay any such increase in premiums as additional rent within ten (10) days after being billed therefor by Landlord. In determining whether increased premiums are a result of Tenant's use of the Premises, a schedule issued by the organization computing the insurance rate on the Building, the Parking Facilities or the Tenant Improvements showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Notwithstanding any contrary provision of this Subparagraph 22(d), Landlord's insurance policies shall not prevent Tenant from using the Premises for general office purposes, nor shall Tenant be required to directly pay any increased premiums under this Subparagraph 22(d) due to Tenant's use of the Premises for general office use. Tenant shall promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises.

          (e) If any of Landlord's insurance policies shall be cancelled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way because of the use of the Premises or any pact thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises, Tenant shall remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, threatened reduction of coverage, increase in premiums, or threatened increase in premiums on or before the later of (i) ten (10) days prior to the effective date of such cancellation, coverage reduction or premium increase, or (ii) forty-eight
     (48) hours after notice thereof from Landlord. If Tenant fails to remedy such condition within the above time period, Landlord may (x) enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord as additional rent, or (y) in the event that such insurance carrier has notified Landlord in writing of its intention to cancel or reduce its coverage, terminate the Lease. Subject to the provisions of Paragraphs 20 and 21, Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry. If Landlord is unable, or elects not to remedy such condition, then Landlord shall have all of the remedies provided for in this Lease in the event of a default by Tenant. Notwithstanding the foregoing provisions of this Subparagraph 22(e), if Tenant fails to remedy as aforesaid, Tenant shall be in default of its obligation hereunder and Landlord shall have no obligation to remedy such default.

          (f) All policies of insurance required hereunder shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss. Landlord and Tenant waive any rights of recovery against the other for injury or loss due to hazards covered by policies of insurance containing such a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby.

     23. DAMAGE OR DESTRUCTION.

          (a) In the event the Building and/or the Premises is damaged by fire or other perils covered by Landlord's insurance, Landlord shall:

               (i) In the event of damage or destruction to the Building to an extent exceeding twenty-five percent (25%) of the full insurable value of the Building, or damage or destruction to the Premises to an extent exceeding thirty-three percent (33%) of the full insurable value of the Premises, as applicable, at Landlord's option, as soon as reasonably possible thereafter, commence repair, reconstruction and restoration of the Building and/or the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or within ninety (90) days after such damage, elect not to so repair, reconstruct or restore the Building and/or the Premises, in which event this Lease shall terminate; provided, however, in the event of a casualty which includes material damage or destruction to portions of the Building outside of the Premises, Landlord shall not be entitled to selectively terminate this Lease unless Landlord also elects to terminate the leases of all tenants similarly situated, other than Wells Fargo or any other tenants in the Building whose lease may not permit such a termination, but such restriction on Landlord's termination of the Lease shall not result in Landlord's expending more for the repair and/or reconstruction of such damage than the proceeds from Landlord's insurance required hereunder plus permitted deductibles. In either event, Landlord shall give Tenant written notice of its intention within said ninety (90) day period. In the event Landlord elects not to restore the Building and/or the Premises, this Lease shall be deemed to have terminated as of the date of such total destruction.

               (ii) In the event of a partial destruction which constitutes neither damage to the Building to an extent exceeding twenty-five percent (25%) of the full insurable value of the Building, nor damage to the Premises to an extent exceeding thirty-three percent (33%) of the full insurable value of the Premises, and if the damage is such that the Building and the Premises may be repaired, reconstructed or restored within a period of six (6) months from the date of the happening of such casualty, as determined by an independent qualified third party and if Landlord will receive (or if Landlord would have carried the insurance required hereunder, would have received) insurance proceeds sufficient to cover the cost of such repairs, less the deductibles described in Paragraph 22(c), commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If such work of repair, reconstruction and restoration shall require a period longer than six (6) months or exceeds the applicable percentage of full insurable value set forth above, or if said insurance proceeds (determined assuming Landlord carried the insurance coverage required hereunder) will not be sufficient to cover the cost of such repairs, less the deductible described in Paragraph 22(c), then Landlord either may elect to so repair, reconstruct or restore and the Lease shall continue in full force and effect or Landlord may elect not to repair, reconstruct or restore and the Lease shall then terminate; provided, however, in the event of a casualty which includes material damage or destruction to portions of the Building outside of the Premises, Landlord shall not be entitled to selectively terminate this Lease unless Landlord also elects to terminate the leases of all tenants similarly situated, other than Wells Fargo or any other tenant in the Building whose lease may not permit such a termination, but such restriction on termination of the Lease shall not result in Landlord's expending more for the repair and/or reconstruction of such damage than the proceeds from Landlord's insurance required hereunder, plus permitted deductibles; provided, further, in the event that Landlord elects not to repair the damage or destruction and to terminate the Lease solely on the basis of an inadequacy of insurance proceeds as provided above, then Tenant shall have the right, by written notice to Landlord within twenty (20) days following Landlord's termination notice, to nullify Landlord's termination notice by agreeing to pay for the amount by which the cost of repair or restoration (less deductibles described in Paragraph 22(c)) exceeds Landlord's insurance proceeds (calculated assuming Landlord had maintained the required insurance hereunder). The projected cost to be paid by Tenant shall be deposited into escrow prior to the commencement of repair or reconstruction work. Under any of the conditions of this Subparagraph 23(a)(ii), Landlord shall give written notice to Tenant of its intention within said ninety (90) day period. In the event Landlord elects not to restore the Building and/or the Premises, this Lease shall be deemed to have terminated as of the date of such partial destruction.

          (b) Upon any termination of this Lease under any of the provisions of this Paragraph 23, the parties shall be released without, further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have heretofor accrued and are then unpaid.

          (c) In the event of repair, reconstruction or restoration by Landlord of the Premises, Building or Parking Facilities as herein provided, the rent payable under this lease shall be abated proportionately with the degree to which Tenant's use of the Premises is impaired during the period of such repair, reconstruction or restoration. Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

          (d) Notwithstanding anything to the contrary contained in this Paragraph 23, if all or any part of the Premises or Building is damaged or destroyed, and if Landlord is unable, within ninety (90) days following such damage or destruction, to provide Tenant with a certificate from Landlord's general contractor stating that Tenant will be given reasonable use of, and access to, a fully-repaired and restored Premises within one
     (1) year of the damage or destruction, Tenant may terminate this Lease upon ten (10) days' written notice to Landlord, given at any time within thirty
     (30) days following the earlier of (i) the end of such ninety (90) day period or (ii) the date upon which Landlord notifies Tenant that Landlord does not intend to or is not able to deliver the above-described certificate to Tenant.

          (e) In the event that the Parking Facilities are damaged or destroyed due to casualty, and if Landlord is unable, within thirty (30) days following such damage or destruction, to provide Tenant with a good faith, reasonable assurance that Tenant can be given reasonable use of, and access to, its parking privileges in the Parking Facilities specified herein, or use of and access to substitute parking within the Development within a reasonable walking distance to the Building (or temporary parking as provided below), on or before the later of (i) sixty (60) days after such damage or destruction or, (ii) if the Building has been damaged or destroyed, concurrent with Landlord's restoration of the Building, then Tenant shall have the right to terminate this Lease upon ten (10) days' written notice to Landlord, given at any time within sixty (60) days after the date of the casualty. Tenant agrees that Landlord shall have the right during any reasonable repair or reconstruction period to temporarily relocate Tenant's parking privileges to a parking facility served by a Landlord provided shuttle. During any period during which Tenant is denied access to its parking privileges in the Parking Facilities due to damage or destruction to the Parking Facilities and Landlord does not provide replacement parking as provided herein, a prorata portion of Tenant's parking charges herein shall abate based upon the proportion of such parking privileges which Landlord fails to replace. In the event that the Parking Facilities are damaged or destroyed and due to Landlord's election not to repair the Parking Facilities Tenant's parking privileges are permanently relocated as provided herein, Tenant's parking charges shall be subject to equitable reduction in the event that the quality and/or location of Tenant's new parking facilities are not commensurate with the Parking Facilities.

          (f) If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration only of those portions of the Building and the Premises which were originally provided at Landlord's expense, and the repair and restoration of items not provided at Landlord's expense shall be the obligation of Tenant.

          (g) Notwithstanding anything to the contrary contained in this Paragraph 23, either Landlord or Tenant shall have the right to terminate this Lease in the event of damage or destruction to the Premises which occurs during the last twelve (12) months of the Term of this Lease or any extension hereof, if such damage or destruction cannot reasonably be repaired within sixty (60) days after the date thereof.

          (h) The provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4, and any other similarly enacted statute or court decision relating to the abatement or termination of a lease upon destruction of the leased premises, are hereby waived by Tenant; and the provisions of this Paragraph shall govern in case of such destruction.

     24. EMINENT DOMAIN.

          (a) In case all of the Premises, Building or Parking Facilities or such part thereof as shall substantially interfere with Tenants access to or intended use and occupancy of the Premises, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority; provided, however, Tenant shall not have the right to terminate this Lease due to a taking of the Parking Facilities, as long as Landlord shall replace that portion of Tenant's parking privileges affected by such taking with other parking facilities within a reasonable distance from the Premises. Tenant shall not assert any claim against Landlord or, except as otherwise provided below, the taking authority, for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award; provided, however, Tenant shall be entitled to fifty percent (50%) of any portion of the award attributable to the bonus value of Tenant's leasehold estate. In the event the amount of property or the type of estate taken shall not substantially interfere with the conduct of Tenant's business, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, Landlord shall restore the Premises to substantially their same condition prior to such partial taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. Nothing contained in this Subparagraph shall be deemed to give Landlord any interest in any award made to Tenant for the taking of personal property and fixtures belonging to Tenant, Tenant's goodwill or moving expenses incurred in connection with the relocation of Tenant's business. In the event that Landlord permanently relocates Tenant's parking due to a taking of the Parking Facilities, Tenant's parking charges shall be subject to equitable reduction in the event that the quality and/or location of Tenant's new parking facilities are not commensurate with the Parking Facilities.

          (b) In the event of taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under Paragraph 15 with respect to surrender of the Premises and upon such payment shall be excused from such obligations. For purpose of this Subparagraph 24(b), a temporary taking shall be defined as a taking for a period of 270 days or less.

     25. DEFAULTS AND REMEDIES.

          (a) The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

               (i) The abandonment of the Premises by Tenant as defined in California Civil Code Section 1951.3.

               (ii) The failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 regarding unlawful detainer actions or any similar successor statute.

               (iii) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraph 25(a)(i) or (ii) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant. Any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 regarding unlawful detainer actions or any similar successor statute. If the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion.

               (iv) (1) The making by Tenant of any general assignment for the benefit of creditors; (2) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant the same is dismissed within ninety (90) days); (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within ninety (90) days; or (4) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within ninety (90) days.

          (b) In the event of any such default by Tenant, in addition to any other remedies available to Landlord at law or in equity, including, without limitation, the remedies of Civil Code Section 1951.4 and any successor statute, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from
     Tenant:

               (i) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

               (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided; plus

               (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided; plus

               (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

          As used in Subparagraphs 25(b)(i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the maximum rate permitted by law. As used in Subparagraph 25(b)(iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          (c) In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 25(c) shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

          (d) In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided above, Landlord may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Premises or any part thereof for the Term of this Lease on terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises.

          In the event that Landlord shall elect to so relet, then rents received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting: third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid hereunder and the residue, if any, shall be held by Landlord and applied to payment of future rent as the same may become due and payable hereunder. Should that portion of such rents received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rents received from such reletting.

          (e) All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

     26. ASSIGNMENT AND SUBLETTING.

          (a) Tenant shall not voluntarily or by operation of law, assign, encumber or transfer its interest in this Lease or in the Premises or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord's prior written consent, which consent Landlord shall not unreasonably withhold or delay. Any assignment, encumbrance or sublease without Landlord's prior written consent shall be voidable at Landlord's election and shall constitute a default.

          (b) For purposes hereof, if Tenant is a corporation (other than a publicly-held corporation), partnership or other entity, any transfer, assignment, encumbrance or hypothecation of forty-nine percent (49%) or more (individually or in the aggregate) of any stock or other ownership interest in such entity, and/or any transfer, assignment, hypothecation or encumbrance of any controlling ownership or voting interest in such entity, shall be deemed an assignment of this Lease and shall be subject to all of the restrictions and provisions contained in this Paragraph 26; provided, however, no sale of all of Tenant's stock reasonably approved by Landlordshall be subject to the provisions of this Paragraph 26. No consent to an assignment, encumbrance or sublease shall constitute a further waiver of the provisions of this Paragraph 26.

          (c) In the event Tenant desires to assign, hypothecate or otherwise transfer this Lease or sublet the Premises, then at least thirty days prior to the date when Tenant desires the assignment or sublease to be effective (the "Assignment Date"), Tenant shall give Landlord a notice (the "Assignment Notice"), which shall set forth the name, address and business of the proposed assignee or sublessee, information (including references) concerning the character, ownership, and financial condition of the proposed assignee or sublessee, the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee, and the consideration and all, other material terms and conditions of the proposed assignment or sublease, all in such detail as Landlord shall reasonably require. If Landlord reasonably requests additional detail, the Assignment Notice shall not be deemed to have been received until Landlord receives such additional detail, and Landlord may withhold consent to any assignment or sublease until such information is provided to it.

          (d) Within thirty (30) days of Landlord's receipt of such Assignment Notice, and additional information requested by Landlord concerning the proposed assignee's or sublessee's financial responsibility, Landlord shall elect to either consent to such proposed assignment, encumbrance or sublease or refuse such consent, which refusal shall be on reasonable grounds. In addition, a condition to Landlord's consent to any assignment, transfer or hypothecation of this Lease shall be the delivery to Landlord of a true copy of the fully executed instrument of assignment, transfer or hypothecation, and the delivery to Landlord of an agreement executed by the assignee in form and substance satisfactory to Landlord and expressly enforceable by Landlord, whereby the assignee assumes and agrees to be bound by all of the terms and provisions of this Lease and to perform all of the obligations of Tenant hereunder. As a condition to Landlord's consent to any sublease, such sublease shall provide that it is subject and subordinate to this Lease and to all mortgages; that Landlord may enforce the provisions the sublease, including collection of rent; that in the event of termination of this Lease for any reason, including without limitation a voluntary surrender by tenant, or in the event of any reentry or repossession of the Premises by Landlord, Landlord may, at its option, either (i) terminate the sublease or (ii) take over all of the right, title and interest of Tenant, as sublessor, under such sublease, in which case such sublessee shall attorn to Landlord, but that nevertheless Landlord shall not (1) be liable for any previous act or omission of Tenant under such sublease, (2) be subject to any defense or offset previously accrued in favor of the sublessee against Tenant, or (3) be bound by any previous modification of any sublease made without Landlord's written consent, or by any previous prepayment by sublessee of more than one month's rent.

          (e) Landlord shall be deemed reasonable in withholding its consent based upon any of the following factors: (i) the financial net worth of the proposed assignee or sublessee is not equal to or greater than Tenant's financial net worth as of the date of this Lease as increased by the increase in the CPI, if any, between the date of this Lease and the date of the assignment or sublease; (ii) the intended use of the Premises by the proposed assignee or sublessee is incompatible with other uses in the Building; (iii) the intended use of the Premises by the proposed assignee or sublessee will require more than insignificant alteration of the Premises; or (iv) the intended use of the Premises by the proposed assignee or sublessee will constitute a violation of this Lease or any governmental law, rule, ordinance or regulation governing the Premises or the Building or would involve the storage, use or keeping of Hazardous Materials in, on or about the Premises, the Building, the Parking Facilities, the Common Areas or any other portion of the Development.

          (f) In the event that Landlord shall consent to an assignment or sublease under the provisions of this Paragraph 26, Tenant shall pay Landlord's processing costs and attorneys' fees incurred in giving such consent. If Landlord shall consent to any assignment of this Lease, Tenant shall pay to Landlord, as additional rent, fifty percent (50%) of all sums and other consideration payable to and for the benefit of Tenant by the assignee on account of the assignment ("Assignment Transfer profits"), as and when such sums and other consideration are due and payable by the assignee to or for the benefit of Tenant (or, if Landlord so requires, and without any release of Tenant's liability for the same, Tenant shall instruct the assignee to pay such sums and other consideration directly to Landlord). If for any proposed sublease Tenant receives rent or other consideration, either initially or over the Term of the sublease, in excess of the rent called for hereunder or, in case of the sublease of a portion of the Premises, in excess of such rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are taken into account, Tenant shall pay to Landlord as additional rent hereunder fifty percent (50%) of the excess of each such payment of rent or other consideration received by Tenant (the "Sublease Transfer Profits") promptly after its receipt. Notwithstanding any contrary provision of this Subparagraph 26(f), in determining Assignment Transfer Profits or Sublease Transfer Profits, Tenant shall be entitled to deduct advertising costs, brokerage commissions, improvement allowances and/or retrofit costs, legal fees, and space planning fees incurred by Tenant in assigning the Lease or subleasing the Premises. Landlord's waiver or consent to any assignment or subletting shall not relieve Tenant or any assignee or sublessee from any obligation under this Lease whether or not accrued. Occupancy of all or part of the Premises by parent or subsidiary companies of Tenant shall not be deemed an assignment or subletting.

          (h) Notwithstanding any provision of this paragraph 26 to the contrary, Tenant shall have the right upon prior written notice to Landlord, to sublease all or any portion of the Premises to (i) an entity resulting from a merger or a consolidation with Tenant or any organization purchasing substantially all of Tenant's assets, (ii) any entity succeeding to substantially all of the business and assets of Tenant, or (iii) any corporation which controls, is controlled by or is under common control with, Tenant ((i), (ii) and (iii) hereafter referred to as "Affiliate Subtenant(s)"), without first obtaining Landlord's consent; provided, however, Tenant shall remain responsible for the performance of the Lease; and provided, further, Tenant shall give Landlord prior notice of any such sublease. Landlord shall not have the right to receive from Tenant any portion of the Transfer Profits on a sublease or an assignment to an Affiliate Subtenant, nor shall the provisions of Subparagraph 26(g) above be applicable to any such sublease. No sublease to an Affiliate Subtenant shall relieve Tenant from any obligation under this Lease.

     27. SUBORDINATION.

          (a) Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee with a lien on the Building or the Development or any ground lessor with respect to the Building or the Development, this Lease shall be subject and subordinate at all times to:

               (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building, the Development, or the land upon which the Building and the Development are situated, or both; and

               (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, the Development, the land upon which the Building and the Development are situated, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security.

     Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease.

     In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor-in-interest to Landlord, at the option of such successor-in-interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in a commercially reasonable form, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Should Tenant fail to sign and return any such documents within ten
     (10) business days of written request, Tenant shall be in default and Landlord shall have the right to send Tenant a notice, entitled "Lease Termination Notice", notifying Tenant that Landlord intends to terminate the Lease unless Tenant signs and returns the requested document within ten
     (10) business days following the date of such Lease Termination Notice. If Landlord delivers such Lease Termination Notice and Tenant fails to sign and return such requested document within such additional ten (10) business day period, Landlord shall thereafter have the right to terminate the Lease by notice to Tenant at any time within thirty (30) days following the date of the Lease Termination Notice. No such termination of the Lease by Landlord shall relieve the Tenant of any liability for a default by Tenant under this Lease. Notwithstanding any contrary provision of Subparagraph 25(a), Tenant's failure to sign and deliver the documents required hereunder within ten (10) business days after the Lease Termination Notice shall constitute an event of default under the provisions of Subparagraph 25(a) of the Lease, without any additional opportunity to cure.

          (b) Landlord agrees that prior to the commencement of the Term of the Lease it will provide Tenant with commercially reasonable non-disturbance agreements in favor of Tenant from any ground lessors, mortgage holders or lien holders then in existence, which shall be in recordable form and which may, at Tenant's election and expense, be recorded. Landlord also agrees to provide Tenant with commercially reasonable non-disturbance agreements in favor of Tenant from any ground lessors, mortgage holders or lien holders of Landlord who later come into existence at any time during the Term of this Lease, in consideration of, and as a condition to, Tenant's agreement to be bound by the provisions of Subparagraph 27(a) above. Tenant hereby waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right to elect to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any foreclosure proceeding or sale, and agrees that this Lease shall not be affected in any way whatsoever by any such foreclosure proceeding or sale, except that this sentence shall not affect Landlord's obligation to provide commercially reasonable non-disturbance agreements to Tenant.

     28. ESTOPPEL CERTIFICATE.

          (a) Within ten (10) business days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a statement, in a form substantially similar to the form of Exhibit "E" attached hereto, certifying: (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, and stating the date and nature of such modifications); (iii) the date to which the rent and other sums payable under this Lease have been paid; (iv) that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (v) such other matters requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 28 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein.

          (b) Tenant's failure to deliver such statement within such time shall be conclusive upon. Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one (1) month's rent has been paid in advance. Tenant's failure to deliver said statement to Landlord within ten (10) working days of receipt shall constitute a default under this Lease and Landlord shall have the right to send Tenant a notice, entitled "Lease Termination Notice", notifying Tenant that Landlord intends to terminate the Lease unless Tenant delivers said statement to Landlord within ten (10) business days following the date of such Lease Termination Notice. If Landlord delivers such Lease Termination Notice and Tenant fails to deliver said statement to Landlord within such ten (10) business day period, Landlord shall thereafter have the right to terminate the Lease by notice to Tenant at any time within thirty (30) days following the date of the Lease Termination Notice. No such termination of the Lease by Landlord shall relieve the Tenant of any liability for a default by Tenant under this Lease. Notwithstanding any contrary provision of Subparagraph 25(a), Tenant's failure to deliver said statement within ten (10) business days after the Lease Termination Notice shall constitute an event of default under the provisions of Subparagraph 25(a) of the Lease without any additional opportunity to cure.

     29. LANDLORD ESTOPPEL CERTIFICATE. Landlord shall, within ten (10) business days following written notice by Tenant from time to time, execute and deliver to Tenant a statement in writing prepared by Tenant and edited by Landlord as appropriate, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications hereto, that this Lease is in full force and effect as modified, and stating the date and nature of such modifications), the dates to which Tenant has paid rent, adjustments to rent, and other charges in advance, if any, stating whether or not to the actual knowledge of Landlord, Tenant is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default of which Landlord may have knowledge, or containing any other information or certifications which reasonably may be requested by Tenant, any proposed assignee or sublessee of Tenant or any proposed lender of Tenant. Any such statement delivered pursuant to this Paragraph 29 may be relied upon by any proposed assignee or sublessee or any proposed lender of Tenant. Landlord's failure to deliver such statement within such time period shall be conclusive upon Landlord (i) that this Lease is in full force and effect without modification except as represented by Tenant, and (ii) there are no uncured defaults in Tenant's performance.

     30. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the "Rules and Regulations," a copy of which is attached hereto and marked Exhibit "F", and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord, as long as such additions and modifications do not materially increase Tenant's obligations hereunder or materially adversely affect its use or occupancy of the Premises. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Building of any of said Rules and Regulations.

     31. CONFLICT OF LAWS. This Lease shall be governed by and construed pursuant to the laws of the State of California.

     32. SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

     33. SURRENDER OF PREMISES. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of

Landlord, operate as an assignment to it of any or all subleases or subtenancies. Upon the expiration or termination of this Lease, Tenant shall peaceably surrender the Premises and all alterations and additions thereto, broom clean the Premises, leave the Premises in good order, repair and condition, free from any and all Hazardous Materials, reasonable wear and tear excepted, and comply with the provisions of Paragraph 15. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

     35. PERFORMANCE BY TENANT. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If (i) Tenant shall, prior to delinquency, fail to pay any sum of money owed to any party other than Landlord, for which it is liable hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, or (ii) if Tenant shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for thirty (30) days after notice thereof by Landlord (or such longer reasonable cure period if more than thirty (30) days are reasonably required for such cure and Tenant commences cure within such thirty (30) day period and diligently prosecutes such cure to completion), Landlord may upon notice to Tenant, without waiving or releasing Tenant from obligations of Tenant, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the maximum rate permissible by law, from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) all rights and remedies in the event of the non-payment thereof by Tenant as are set forth in Paragraph 25.

     38. WAIVER. The waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of either party to insist upon the performance by the other party in strict accordance with said terms. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of a lesser sum than the basic rent and additional rent or other sum then due shall be deemed to be other than on account of the earliest installment of such rent or other amount due, nor shall any endorsement or statement on any check or any letter accompanying any check be deemed an accord and satisfaction, and

Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of Such installment or other amount or pursue any other remedy provided in this Lease.

     39. IDENTIFICATION OF TENANT. If more than one person executes this Lease as Tenant, (a) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and
(b) the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally. The act of or notice from, or notice or refund to, or the signature of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

     40. PARKING. Tenant's parking rights and obligations shall be subject to the following terms and conditions:

          (a) Visitor Parking. So long as this Lease is in effect, Tenant's visitors and guests shall be entitled to use those specific parking areas which are designated for short term visitor parking and which are located within the surface parking area(s), if any, and/or within the parking structure(s) which serve the Building. Visitor parking shall be made available at a charge to all visitors and guests, with the rate being established by Landlord in its discretion from time to time. Tenant, at its sole cost and expense, may elect to validate such parking for its visitors and guests. All such visitor parking shall be on a non-exclusive, in-common basis with all other visitors and guests of the Development. Notwithstanding any contrary provision of this Lease, in the event that the number of Tenant's visitors utilizing the Parking Facilities consistently exceeds fifty (50) visitors per day, Landlord shall have the right from time to time to reduce Tenant's maximum number of unreserved monthly parking privileges to accommodate such excessive visitor usage.

          (b) Unreserved Employee Parking. So long as this Lease is in effect, Landlord hereby agrees to lease to Tenant up to _______________ unreserved employee parking privileges; provided, however, that Tenant stall at all tines be obligated to lease a minimum of ________________ of such unreserved employee parking privileges (the "Minimum Parking Requirement"); provided, however, the Minimum Parking Requirement shall be subject to reduction to reflect governmentally mandated reductions in the number of vehicles which Tenant and its employees are permitted to utilize for access to the Premises. Tenant shall notify Landlord from time to time of the exact number of unreserved privileges which Tenant desires to lease. Subject to the rental abatement provisions set forth in Paragraph 5(c) above, as consideration for the use of such unreserved employee parking privileges Tenant shall pay to Landlord during the initial Term of the Lease, as additional rent under the Lease, _____________________ per month for each such unreserved employee parking privilege. Tenant shall pay Landlord the additional rent for such unreserved employee parking privileges monthly, concurrently with each monthly payment of Monthly Basic Rent. All unreserved employee parking spaces shall be made available to Tenant, its employees and all other tenants and employees of the Development entitled to use such parking facilities, on a non-exclusive, in-common basis.

          (c) Reserved Parking. So long as this Lease is in effect, Landlord here leases to Tenant and Tenant hereby lease from Landlord _____________ reserved parking spaces. Subject to the rental abatement provisions set forth in Paragraph 5(c) above, as consideration for the use of such reserved parking spaces Tenant shall pay to Landlord the additional rent under the Lease. Tenant shall pay Landlord the additional rent for such reserved parking spaces monthly, concurrently with each monthly payment of Monthly Basic Rent.

          (d) Use of Unreserved and Reserved Parking Spaces. With respect to reserved parking, Tenant shall use only the parking space(s) specifically designated by Landlord for use by Tenant. With respect to unreserved employee parking, Tenant shall not use any spaces which have been specifically assigned by Landlord to other tenants or occupants or for other uses such as visitor parking or which have been designated by any governmental entity as being restricted to certain uses. Tenant shall be obligated to lease the reserved and unreserved parking spaces specified herein throughout the Term of the Lease and shall not be entitled to any additional reserved or unreserved parking privileges applicable to the Premises for the remainder of the Term of the Lease; provided, however, if at any tine Tenant desires to increase or reduce the number of reserved or unreserved parking spaces it leases under the terms of this Lease, Tenant shall notify Landlord in writing of such desire and Landlord shall have the right, in its sole and absolute discretion, to either (a) approve such requested increase in the number of parking spaces allocated to Tenant (with an appropriate increase to the additional rent payable by Tenant for such additional spaces based on the then prevailing parking rates), (b) approve such requested decrease in the number of parking spaces allocated to Tenant (with an appropriate, reduction in the additional rent payable by Tenant to Landlord for such eliminated parking spaces based on the then prevailing parking rates), or
     (c) disapprove such requested increase or decrease in the number of parking spaces leased to Tenant. Promptly following receipt of Tenant's written request, Landlord shall provide Tenant with written notice of its decision including a statement of any adjustments to the additional rent payable by Landlord to Tenant for parking under the Lease, if applicable.

          (e) General Provisions. Except as otherwise set forth in this Paragraph 40, Landlord reserves the right to set and increase monthly fees and/or daily and hourly rates for parking privileges from time to time during the Term of the Lease. Landlord may assign any unreserved and unassigned parking spaces and/or make all or any portion of such spaces reserved, if Landlord reasonably determines that it is necessary for orderly and efficient parking. Failure to pay for the lease of any particular parking spaces may be treated by Landlord as a failure to pay rent as required under the Lease, and, in addition to all other remedies available to Landlord under the Lease, at law or in equity, Landlord may elect to recapture such parking spaces for the balance of the Term of this Lease if Tenant does not cure such failure to pay within the applicable cure period set forth in the Default section of this Lease. Tenant's parking rights and privileges described herein are personal to Tenant and may not be assigned or otherwise transferred, or otherwise conveyed, without Landlord's prior written consent, which consent Landlord may withhold in its sole and absolute discretion. In any event, under no circumstances may Tenant's parking rights and privileges be transferred, assigned or otherwise conveyed separate and apart from Tenant's interest in the Lease. The use by Tenant, its employees and invitees of the parking described herein shall be subject to the terms and conditions of the Parking Rules and Regulations set forth in Exhibit "F" attached to the Lease and by this reference incorporated herein. Notwithstanding any contrary provision of this Lease, in the event necessitated by damage or destruction, condemnation, or governmental authority. Landlord reserves the right to change the location of the Parking Facilities and/or the location of Tenant's parking privileges therein to another location in the Development with reasonable access to, and within a reasonable walking distance from, the Building (or on a temporary basis during any reasonable period of repair or restoration, to a location served by a shuttle), as long as such change is applied on a nondiscriminatory basis to Tenant in relation to the other tenants in the Building. In the event that such parking relocation is permanent, Tenant's parking charges shall be subject to an equitable reduction in the event that the quality and/or location of Tenant's new parking facilities are not commensurate with the Parking Facilities.

     41. FORCE MAJEURE. Neither party shall have any liability whatsoever to the other party on account of (a) the inability to fulfill, or delay in fulfilling, any obligations under this Lease by reason of strike, other labor trouble, governmental preemption or priorities or other controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar to the above, beyond the reasonable control of the performing party; or (b) any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others furnishing the Building with electricity or water, or for any other reason, whether similar or dissimilar to the above, beyond the performing party's reasonable control. If this Lease specifies a time period for performance of an obligation, that time period shall be extended by the period of any delay in such performance caused by any of the events of force majeure described above. Notwithstanding any contrary provision of this Paragraph 41, the provisions of this Paragraph 41 shall not be applicable to the monetary obligations of either party hereunder.

     42. TERMS AND HEADINGS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

     43. EXAMINATION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

     44. TIME. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

     45. PRIOR AGREEMENT; AMENDMENTS. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

     46. SEPARABILITY. Any provision of this Lease which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

     47. RECORDING. Neither Landlord nor Tenant shall record this Lease nor a short form memorandum thereof without the consent of the other.

     48. LIMITATION ON LIABILITY. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

          (a) The sole and exclusive remedy shall be against the Landlord's interest in the Building (including the right to attach rents in accordance with applicable law);

     49. MODIFICATION FOR LENDER. If, in connection with obtaining construction, interim or permanent financing for the Building the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

     50. FINANCIAL STATEMENTS. At any time during the Term of this Lease, Tenant shall upon ten (10) days prior written notice from Landlord not more often than twice in any calendar year, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year for Tenant. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

     51. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying the rent required under this Lease and paying all other charges and performing all of the covenants and provisions aforesaid on Tenant's part to be observed and performed under this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease.

     52. TENANT AS CORPORATION OR PARTNERSHIP. If Tenant executes this Lease as a corporation or partnership, then Tenant and the persons executing this Lease on behalf of Tenant represent and warrant that such entity is duly qualified to do business in California and that the individuals executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on its behalf, in the case of a corporation, in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to Landlord on execution hereof, and in accordance with the by-laws of Tenant, and in the case of a partnership, in accordance with the partnership agreement and the most current amendments thereto, if any, copies of which are to be delivered to Landlord on execution hereof, and that this Lease is binding upon Tenant in accordance with its terms.

                              PAGES 64-74 OF TILE
                                 LEASE ARE NOT
                               APPLICABLE TO THE
                                   SUBLEASE

     61. ACCESS TO PREMISES. Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year (after-hours access to be in compliance with reasonable security procedures established by Landlord).

     62. SIGNAGE. Tenant shall be entitled to an eyebrow identity sign on the exterior face of the Building. Such exterior sign shall identify only the original Tenant or an

Affiliate Subtenant. The exact location, size, materials, graphics and lighting (if any) with respect to such signage shall be consistent and compatible with any covenants, conditions and restrictions affecting the Building and/or Development, all applicable laws, regulations and ordinances of the City of Irvine or any other applicable governmental body, and the sign criteria for the Development, and shall also be subject to Landlord's reasonable approval. As soon as reasonably possible after the execution of this Lease, Landlord shall notify Tenant in writing of the alternative locations for Tenant's signage on the exterior face of the Building. During the thirty (30) day period following Landlord's notice Tenant shall have the right to select which of such alternative signage locations Tenant desires to utilize. Prior to the earlier of Tenant's selection of its signage location or the end of such thirty (30) day period, Landlord shall not offer any other non-retail tenant in the Building exterior signage rights at a specific location without Tenant's prior written consent. In addition, without the prior written consent of Tenant, during any period during which Tenant retains its exterior signage rights described in this Paragraph 62, Landlord shall not hereafter permit another non-retail tenant in the Building to install signage (excluding existing Wells Fargo signage) on the exterior face of the Building other than at those alternative signage locations offered to Tenant which Tenant did not select for the location of its sign. Landlord shall be responsible for the costs associated with the initial installation of such exterior signage. Tenant shall be responsible for all maintenance and utility costs with respect to such exterior sign. At the termination of this Lease or at any other time when Tenant no longer is entitled to its signage hereunder, Landlord shall have the right, but not the obligation, at Landlord's sole cost and expense, to remove such exterior sign. Notwithstanding any contrary provision of this Paragraph 62, Tenant's exterior signage rights granted herein shall cease and be of no further force or effect if at any time during the Term the original Tenant and Affiliate Subtenants fail to physically occupy at least fifty percent (50%) of the rentable area of the Premises. Tenant shall, at Tenant's sole cost and expense, be permitted to install appropriate signage on the walls of the elevator lobbies of the four floors of the Building under lease by Tenant, and on the entrance doors to its Premises. The exact location, size, materials, graphics and lighting (if any) with respect to such interior signage shall be subject to Landlord's reasonable approval. At the termination of this Lease, Tenant shall be responsible for the cost of removal of all such interior signage and the cost of repairing any damage to the Building caused by such removal. Except as otherwise provided in this Paragraph 62 or as provided in Paragraph 4 of Exhibit "F" regarding the Building directory, Tenant shall have no right to install or maintain Tenant identification signs in any other location in, on or about the Premises or the Development and shall not display or erect any other signs, displays or other advertising materials that are visible from the exterior of the Building. The signage rights granted to Tenant pursuant to this Paragraph 62 shall be personal to the original Tenant and Affiliate Subtenants and may not be exercised or be assigned, voluntarily or involuntarily, by or to any entity other than the original Tenant or an Affiliate Subtenant.

     63. [Intentionally Omitted.]

     64. ABATEMENT OF RENT WHEN TENANT IS PREVENTED FROM USING PREMISES. In the event that Tenant is prevented from using and does not use the Premises or any portion thereof, for five (5) consecutive business days ("Eligibility Period"), as a result of any damage or destruction (subject to the provisions of Paragraph
23) to the Premises or Building, any failure of Landlord to provide services, utilities or access to the Premises, any failure of Landlord to provide access to the parking described in this Lease or any Landlord repairs or other construction work preventing Tenant's access to or use of the Premises, then Tenant's Basic Rent, parking charges, and Operating Expense escalation charges shall be abated or reduced, as the case may be, during the period during which Tenant continues to be so prevented from using the Premises, or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. However, in the event that Tenant is prevented from conducting, and does not conduct its business in any portion of the Premises for a period of time exceeding the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Tenant to conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then during the period during which Tenant is so prevented from conducting its business therein, the Rent (including parking charges, and Operating Expenses escalation charges) for the entire Premises shall be abated; provided, however, if Tenant reoccupies and conducts its business from any portion of the Premises during such period, the rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion bears to the total rentable area of the Premises, shall be payable by Tenant from the date such business operations commence.